UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant   [X]
Filed by a Party other than the Registrant   [_]

Check the appropriate box:

[_]	Preliminary Proxy Statement
[_]	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[_]	Definitive Additional Materials
[_]	Soliciting Material Pursuant to Section 240.14a-12

Quest Diagnostics Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[_]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[_]	Fee paid previously with preliminary materials:

[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1)	Amount previously paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

Notice of 2016 Annual Meeting

and

Proxy Statement

April 8, 2016

Empowering Better
Health with Diagnostic
Insights

Our Three Goals

A healthier world

Build value

Create an inspiring workplace

Our Five Point Strategy

1. Restore growth

2. Drive operational excellence

3. Simplify the organization

4. Refocus on diagnostic information services

5. Deliver disciplined capital deployment

Our Behaviors		Our Values

United As One Team	Transparent	Quality	Accountability

Customer Focused	Agile	Integrity	Collaboration

Performance Oriented		Innovation	Leadership

Notice of 2016 Annual Meeting of Stockholders
Quest Diagnostics Incorporated
Three Giralda Farms
Madison, New Jersey
May 18, 2016, 10:30 a.m. local time

April 8, 2016

Dear Fellow Stockholder:

It is my pleasure to invite you to attend Quest Diagnostics’ 2016 Annual Meeting of Stockholders. At the meeting, stockholders will vote:

•	to elect ten directors;

•	to approve the executive officer compensation disclosed in the Company’s 2016 proxy statement;

•	to ratify the appointment of our independent registered public accounting firm for 2016; and

•	to approve amendments to the Amended and Restated Employee Stock Purchase Plan.

Stockholders also will transact any other business as may properly come before the meeting or any adjournment or postponement thereof.

Attendance at the meeting is limited to stockholders at the close of business on March 21, 2016, or their duly appointed proxy holder.

We enclose our proxy statement, our Annual Report and a proxy card; distribution of these materials is scheduled to begin on April 8, 2016. Your vote is very important. Whether or not you plan to attend the meeting, I urge you to submit your proxy. Most stockholders may submit a proxy via mail, telephone or the Internet. Instructions on how to submit your proxy are included with your proxy card and these proxy materials. Please submit your proxy promptly.

Thank you for your continued support of Quest Diagnostics.

Sincerely,

Daniel C. Stanzione, Ph.D.

Chairman of the Board

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Stockholders

Time and Date	10:30 a.m., May 18, 2016	Record date	March 21, 2016
Place	Quest Diagnostics Incorporated	Voting	Record date stockholders only;
	Three Giralda Farms		one vote per share
Madison, NJ 07940

Meeting Agenda

			For More Detail,
		Our Board’s Recommendation	See Page
1.	Elect ten directors	FOR EACH DIRECTOR NOMINEE	1

2.	Approve the executive compensation disclosed in our 2016 proxy statement (advisory resolution)	FOR	17

3.	Ratify the appointment of our independent registered public accounting firm for 2016	FOR	47

4.	Approve amendments to the Amended and Restated Employee Stock Purchase Plan (the “ESPP”)	FOR	50

Board Proposals

Advisory Resolution to Approve Executive Compensation. We are asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers disclosed in our 2016 proxy statement.

Ratify the Appointment of Independent Registered Public Accounting Firm for 2016. We are asking our stockholders to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2016.

Approve Amendments to the Employee Stock Purchase Plan. We are asking our stockholders to approve amendments to the ESPP. The amendments will increase the number of shares of our common stock available for issuance under the ESPP, and revise it so that it no longer provides for a termination date.

2017 Annual Meeting of Stockholders

•	Stockholder proposals submitted pursuant to SEC Rule 14a-8 must be received by the Company by December 9, 2016.

•	Notice of stockholder proposals outside of SEC Rule 14a-8, including nominations (other than proxy access nominations) for the Board of Directors (the “Board”), must be received by the Company no earlier than January 18, 2017 and no later than February 17, 2017.

•	Notice of proxy access director nominations must be received by the Company no earlier than November 9, 2016 and no later than December 9, 2016.
i

Board Nominees

The following table provides summary information about our director nominees.

AFC	Audit & Finance Committee	FE	Financial Expert
CC	Compensation Committee	GC	Governance Committee
EX	Executive Committee	QSC	Quality, Safety & Compliance Committee

						Other Public
		Director		Experience/	Committee	Company
Name	Age	Since	Occupation	Qualification	Memberships	Boards
Jenne K. Britell, Ph.D.	73	2005	Non-Executive Chair, United Rentals, Inc.	• Finance • Executive • Advisory • Capital Markets • International • Strategic Planning	AFC/FE QSC	• Crown Holdings, Inc. • United Rentals, Inc
Vicky B. Gregg	61	2014	Retired CEO, Blue Cross and Blue Shield of Tennessee	• Executive • Advisory • Strategic Planning • Healthcare • General Management	CC QSC	• TeamHealth Holdings, Inc. • First Horizon National Corporation
Jeffrey M. Leiden, M.D., Ph.D.	60	2014	Chairman, President and CEO, Vertex Pharmaceuticals Incorporated	• Executive • Advisory • Strategic Planning • Healthcare • General Management	CC QSC	• Vertex Pharm. Incorporated
Timothy L. Main	59	2014	Chairman, Jabil Circuit, Inc.	• Executive • International • Operations • Corporate Governance • General Management	AFC	• Jabil Circuit, Inc.
Gary M. Pfeiffer	66	2004	Retired Senior Vice President and Chief Financial Officer, E.I. du Pont de Nemours and Company	• Accounting • Executive • Finance • International • Strategic Planning	AFC/FE (Chair) GC EX	• InterNAP Corporation • Solazyme, Inc.
Timothy M. Ring	58	2011	Chairman and CEO, C. R. Bard, Inc.	• Executive • International • Strategic Planning • Healthcare	CC (Chair) GC	• C. R. Bard, Inc.
Stephen H. Rusckowski	58	2012	President and CEO, Quest Diagnostics Incorporated	• Executive • International • Healthcare • Strategic Planning	EX	• Xerox Corporation
Daniel C. Stanzione, Ph.D. Chairman	70	1997	President Emeritus, Bell Laboratories	• Executive • General Management • Strategic Planning	AFC GC (Chair) EX (Chair)	• InterNap Corporation
Gail R. Wilensky, Ph.D.	72	1997	Senior Fellow, Project Hope	• Healthcare • Government • Strategic Planning	CC GC QSC (Chair)	• United Healthcare Corporation
John B. Ziegler	70	2000	Former President, Worldwide Consumer Healthcare, GlaxoSmithKline	• Sales • Marketing • International • Strategic Planning	AFC QSC	• N/A
ii

Executive Compensation Highlights

Type	Form		Terms

Equity	• Performance Shares	• 40% of total equity award	• Performance metrics for 2015-2017 performance cycle: revenue growth, 40%; average return on invested capital, 35%; run-rate savings on Invigorate program, 25% • 3-year performance period
	• Stock Options	• 40% of total equity award	• Vest ratably over three years from the grant date
	• Restricted Share Units	• 20% of total equity award	• Vest 25% on each of the first and second anniversaries of the grant date and 50% on the third anniversary of the grant date
Cash	• Salary • Annual Incentive Compensation		• Reviewed and approved annually • Based on quantitative and qualitative goals with formula amount subject to negative discretion
Retirement	• 401(k) Plan • Supplemental Deferred Compensation Plan		• Company matching contributions • Company matching contributions

Our Board of Directors is firmly committed to pay for performance. The chart above outlines the main components of our program for executive officers in 2015. The objective of our program is to attract and retain talented executives who have the skills and experience required to help us achieve our strategic objectives and advance the long-term interests of our stockholders. The compensation opportunity for our named executive officers is directly tied to corporate performance, including both financial and non-financial results, and individual performance. In recent years the Compensation Committee (the “Committee”) has built a strong foundation for our executive compensation program, and has taken numerous steps to enhance the program’s alignment of pay and performance.

•	In 2015, the Company took additional steps to strengthen our executive compensation program to foster improved company performance. For example, upon the recommendation of the Committee, the Board amended the Employee Long-Term Incentive Plan (“Employee Plan”) to provide for double-trigger vesting in connection with a change in control (i.e., awards under the Employee Plan vest in connection with a change in control only if the executive’s employment is actually or constructively terminated within two years after a change in control) and to generally provide for one-year minimum vesting for awards. These changes conformed the Employee Plan to practices that we established in prior years.

•	To enhance the strategic linkage between our Invigorate cost excellence program and executive pay, the Committee approved the following performance measures for the 2015 performance share awards: cumulative annual growth rate (“CAGR”) of the Company’s revenue (40%); average return on invested capital (“ROIC”) (35%); and run-rate savings on the Company’s Invigorate cost excellence program (25%) for the performance period. For 2016 performance share awards, the performance measures are the same as those used for the awards made in 2012 through 2014: average ROIC (50%) and revenue CAGR (50%) over the performance period.

Our 2015 compensation actions and incentive award payouts demonstrated our pay for performance alignment.

•	For 2015, the aggregate annual cash incentive payments under the Senior Management Incentive Plan for our named executive officers were 89% of target.

•	The performance share awards for the 3-year performance period ended December 31, 2014 (performance measures: revenue CAGR (50%) and average ROIC (50%)) paid in 2015 at 2% of target.

•	The performance share awards for the 3-year performance period ended December 31, 2015 (performance measures: revenue CAGR (50%) and average ROIC (50%)) paid in 2016 at 19% of target.

Our Compensation Discussion and Analysis, which includes a discussion of our program’s “Best Practices,” begins on page 18. The 2015 compensation of our named executive officers is set forth in tables beginning at page 35.

iii

2015 Business Performance Highlights

In 2015, we continued to execute our 5-point strategy, achieved financial performance exceeding key target levels and had strong total stockholder return. Our Compensation Discussion and Analysis, beginning on page 18, discusses our 2015 business performance in more detail.

•	Restore Growth. We grew revenues on an equivalent basis approximately 2%. Our focus on esoteric testing through our clinical franchises is yielding results (e.g., gene-based and esoteric testing grew 5%; introduced companion and complementary test services for new anti-PD-1 therapies for metastatic non-small cell lung cancer; growth in prescription drug monitoring). We continued to expand our pipeline of hospitals and integrated delivery networks interested in working with us. We also made progress on some of our longer term goals, such as realizing the value of our information assets (e.g., introduced several new QuanumTM health information technology solutions, including Data DiagnosticsTM, a tool introduced with Inovalon that provides real-time patient-specific data analysis that clinicians can order at the point of care to identify gaps in quality, risk, utilization and medical history insights).

•	Drive Operational Excellence. We continued to make strong progress driving operational excellence and improving our quality, efficiency and customer experience. We improved performance on key medical quality and customer service measures as we became more efficient. Our Invigorate cost excellence program delivered over $200 million in realized savings in 2015.

•	Simplify and strengthen the organization to enable growth and productivity. We launched our new brand—Action from Insight—recommitting to a superior customer experience. We introduced our Everyday Excellence program, which includes guiding principles to support a superior customer experience, to inspire our employees to be their best every day, with every person and with every customer interaction. We continued to build a stronger organization to improve our performance, leveraging our Quest Management System to develop the capabilities that we need to manage the Company more effectively.

•	Refocus on diagnostic information services. We contributed our business of central laboratory testing for clinical trials to a joint venture, Q2 Solutions, with Quintiles Transnational Holdings.

•	Deliver disciplined capital deployment. We returned over $400 million—80% of our free cash flow—to stockholders, through dividends and repurchases of our common stock. To aid our efforts to restore growth, we reinvested in our business through over $260 million in capital expenditures, closed on two acquisitions—Superior Mobile Medics and the outreach laboratory testing business of MemorialCare Health System—and announced the acquisition of the outreach laboratory testing business of Clinical Laboratory Partners, a subsidiary of Hartford HealthCare. In December 2015, we announced a $500 million increase in repurchase authority under our common stock repurchase program. In January 2016, we announced the fifth increase in our quarterly common stock dividend since 2011, increasing the dividend by 5%, from $0.38 per common share to $0.40 per common share.
iv

PROXY STATEMENT	QUEST DIAGNOSTICS INCORPORATED
3 Giralda Farms, Madison, New Jersey 07940

2016 Proxy Statement

INFORMATION ABOUT OUR CORPORATE GOVERNANCE

Proposal No. 1—Election of Directors

Our Board currently has ten directors. Beginning at our 2016 annual meeting, all directors will be elected annually for a one-year term. Each director holds office until his or her successor has been elected and qualified or the director’s earlier resignation, death or removal.

John C. Baldwin, M.D. served as a director until his death in April 2016. As a result of Dr. Baldwin’s death, as of the date of this proxy statement, there is one vacancy on the Board. It is expected that prior to the 2016 annual meeting, the Board will reduce its size to ten directors.

Nominees for Election

After considering the recommendation of the Governance Committee, the Board nominated the nominees below to serve as directors for a term expiring at the 2017 annual meeting. Each nominee currently is a director of the Company whose term expires at the 2016 annual meeting. The biography of each nominee contains information regarding the person’s service as a director of the Company, business experience, other director positions and the experience, qualifications, attributes and skills that led the Board to conclude as of the date of this proxy statement that the person should serve as a director of the Company. The Board believes that each nominee possesses the qualities and experience that nominees should possess in accordance with the Company’s Corporate Governance Guidelines, which set forth the Board’s philosophy regarding Board composition and identify key qualifications and other considerations (the relevant portion of the Company’s Corporate Governance Guidelines is set forth below under the heading “Board Nomination Process” beginning on page 8). Each nominee has consented to serve if elected.

Jenne K. Britell, Ph.D.

Non-Executive Chair United Rentals, Inc. Age: 73 Director since: 2005

Dr. Britell is the non-executive chair of United Rentals, Inc. and a director of Crown Holdings, Inc. Dr. Britell is a member of the Council on Foreign Relations, and a director of the U.S. Russia Foundation for Entrepreneurship and the Rule of Law. From 2010 to 2015, Dr. Britell was Senior Managing Director at Brock Capital Group, advising companies and investors regarding strategy, acquisitions and asset deployment, including in connection with financial services. From 2001 to 2009, she was the Chairman and Chief Executive Officer of Structured Ventures, Inc., which advised domestic and foreign companies on financial services products and strategy. From 1996 to 2000, she was a senior officer of GE Capital, serving as President of GE Capital Global Commercial & Mortgage Banking and Executive Vice President of GE Capital Global Consumer Finance from 1999 to 2000 and serving as President and Chief Executive Officer of GE Capital Central and Eastern Europe from 1998 to mid-1999. Dr. Britell served as a director of West Pharmaceuticals Corporation from 2005 until 2008.

Qualifications, Skills and Expertise

Dr. Britell has extensive executive and advisory experience, including in corporate governance, corporate finance, capital markets, international business and strategic planning, with multinational corporations operating in complex, regulated industries.

2016 Proxy Statement
1

Vicky B. Gregg

Retired CEO Blue Cross and Blue Shield of Tennessee Age: 61 Director since: 2014

Ms. Gregg retired as Chief Executive Officer of Blue Cross Blue Shield of Tennessee in 2012. Prior to becoming CEO in 2003, Ms. Gregg served in a number of other leadership roles, including President and Chief Operating Officer. Before that, she held a series of senior roles at Humana Health Plans. Ms. Gregg served as a member of the U.S. National Institutes of Health Commission on Systemic Interoperability. She currently serves on the Boards of TeamHealth Holdings, Inc., First Horizon National Corporation and the Electric Power Board of Chattanooga. Previously, Ms. Gregg served on several national boards, including America’s Health Insurance Plans (Chair 2010-2011), the BlueCross BlueShield Association, the National Institute for Healthcare Management (Chair 2012), and the Healthcare Leadership Council.

Qualifications, Skills and Expertise

Ms. Gregg has extensive executive and advisory experience, including in general management and strategic planning, with a range of health care organizations, and extensive experience with healthcare issues and the operation of the U.S. healthcare system, including as a practicing nurse.

Jeffrey M. Leiden, M.D., Ph.D.

Chairman, President and CEO Vertex Pharmaceuticals Incorporated Age: 60 Director since: 2014

Dr. Leiden has been Chairman, President and CEO of Vertex Pharmaceuticals Incorporated since 2011. He has served as a member of Vertex’s board of directors since 2009. Prior to joining Vertex in 2011, Dr. Leiden was a Managing Director at Clarus Ventures, a life sciences venture capital firm he joined in 2006. From 2000 to 2006, he served as President and Chief Operating Officer and Chief Scientific Officer at Abbott Laboratories, where he had responsibility for managing all aspects of Abbott’s global pharmaceutical business. Previously, Dr. Leiden held several academic and hospital appointments, including as Chief of Cardiology at the University of Chicago, the Elkan R. Blout Professor of Biological Sciences at the Harvard School of Public Health and Professor of Medicine at Harvard Medical School. He has extensive consulting experience in the pharmaceutical and medical device areas. Dr. Leiden served as a director of Abbot Laboratories from 2001 to 2006, Shire Pharmaceuticals plc from 2007 to 2011 and Millennium Pharmaceuticals, Inc. from 2008 to 2009. He is a fellow of the American Academy of Arts and Sciences, and an elected member of the Institute of Medicine of the National Academy of Sciences.

Qualifications, Skills and Expertise

Dr. Leiden has extensive executive and advisory experience, including in general management and strategic planning, with a range of health care organizations, and extensive experience with healthcare issues and the operation of the U.S. healthcare system, including as a practicing physician.

2016 Proxy Statement
2

Timothy L. Main

Chairman Jabil Circuit, Inc. Age: 57 Director since: 2014

Mr. Main is Chairman of the Board of Directors of Jabil Circuit, Inc., an electronic product solutions company providing comprehensive electronics design, manufacturing and management services to global electronics and technology companies. Mr. Main was Chief Executive Officer of Jabil from 2000 until 2013. As CEO, Mr. Main led Jabil’s growth strategy, increasing annual revenues nearly five-fold to reach $17 billion in 2012, and expanding in Asia and other emerging markets.

Qualifications, Skills and Expertise

Mr. Main has extensive executive experience, including in international, operations, corporate governance and general management in a complex industry.

Gary M. Pfeiffer

Retired Senior Vice President and CFO E.I. du Pont de Nemours and Company Age: 66 Director since: 2004

Mr. Pfeiffer retired in 2006 as the Senior Vice President and Chief Financial Officer of E.I. du Pont de Nemours and Company. He joined DuPont in 1974, where he held positions of increasing responsibility in finance and international operations, as well as in various DuPont divisions. Mr. Pfeiffer served as Secretary of Finance for the state of Delaware from January through June 2009. Mr. Pfeiffer is a director of InterNAP Corporation and Solazyme, Inc., and served as a director of Talbots, Inc. from 2005 to 2012. He is the non-executive Chair of the Board of Directors of Christiana Care Health System, a regional hospital system located in Delaware.

Qualifications, Skills and Expertise

Mr. Pfeiffer has extensive executive experience, including in corporate finance, accounting, international operations, and strategic planning, with a multinational corporation operating in complex industries.

2016 Proxy Statement
3

Timothy M. Ring

Chairman and CEO C. R. Bard, Inc. Age: 58 Director since: 2011

Mr. Ring has been Chairman and Chief Executive Officer of C. R. Bard, Inc. since 2003. He is a director of C. R. Bard, Inc. and was director of CIT Group Inc. from 2005 to 2009. Mr. Ring is a Trustee of the New Jersey Health Foundation.

Qualifications, Skills and Expertise

Mr. Ring has extensive executive experience, including in strategic planning and international operations, with a multinational corporation operating in the healthcare industry.

Stephen H. Rusckowski

President and CEO Quest Diagnostics Incorporated Age: 58 Director since: 2012

Mr. Rusckowski has been President and Chief Executive Officer of Quest Diagnostics since May 2012. From November 2006 to May 2012, Mr. Rusckowski was the Chief Executive Officer of Philips Healthcare, the largest unit of Royal Philips Electronics, and a member of the Board of Management of Royal Philips Electronics and its Executive Committee. He joined Philips when it acquired Agilent’s Healthcare Solutions Group in 2001, and was the CEO of Philips Imaging Systems business group before assuming his role as CEO of Philips Healthcare. He is a director of Xerox Corporation and was a director of Covidien plc from December 2013 to January 2015.

Mr. Rusckowski is the Chairman of the American Clinical Laboratory Association.

Qualifications, Skills and Expertise

Mr. Rusckowski has extensive executive experience, including in strategic planning and international operations, with multinational corporations operating in the healthcare industry. Mr. Rusckowski’s employment agreement with the Company provides for him to be nominated for election to the Board.

Daniel C. Stanzione, Ph.D.

President Emeritus Bell Laboratories Age: 70 Director since: 1997

Dr. Stanzione retired from Lucent Technologies Incorporated in 2000 and is President Emeritus of Bell Laboratories and an independent consultant. Dr. Stanzione began his career in 1972 with Bell Laboratories, where he led the teams working on the first microprocessors and digital signal processors. He was appointed President of Network Systems, Lucent’s largest business unit, in 1996 and was appointed Chief Operating Officer of Lucent in 1997. Dr. Stanzione is a director of InterNAP Corporation, where he serves as non-executive chairman. Dr. Stanzione served as a director of Avaya Inc. from 2000 until 2007. He has been Chairman since May 1, 2012.

Qualifications, Skills and Expertise

Dr. Stanzione has extensive executive experience, including in general management and strategic planning, with multinational corporations operating in complex industries.

2016 Proxy Statement
4

Gail R. Wilensky, Ph.D.

Senior Fellow Project Hope Age: 72 Director since: 1997

Dr. Wilensky is a Senior Fellow at Project HOPE, an international non-profit health foundation, which she joined in 1993. From 2008 through 2009, Dr. Wilensky served as President of the Defense Health Board, an advisory board in the Department of Defense. From 1997 to 2001, she was the chair of the Medicare Payment Advisory Commission. From 1995 to 1997, she chaired the Physician Payment Review Commission. In 1992 and 1993, Dr. Wilensky served as a deputy assistant to the President of the United States for policy development relating to health and welfare issues. From 1990 to 1992, she was the administrator of the Health Care Financing Administration where she directed the Medicare and Medicaid programs. Dr. Wilensky is a director of UnitedHealthcare Corporation. She served as a director of Manor Care Inc. from 1998 until 2009, Gentiva Health Services, Inc. from 2000 until 2009, Cephalon Inc. from 2002 to 2011 and SRA International, Inc. from 2005 to 2011. Dr. Wilensky also served as a Commissioner of the World Health Organization’s Commission on the Social Determinants of Health and as the Non-Department Co-Chair of the Defense Department’s Task Force on the Future of Military Health Care.

Qualifications, Skills and Expertise

Dr. Wilensky has extensive experience, including in strategic planning, as a senior advisor to the U.S. government and private enterprises regarding healthcare issues and the operation of the U.S. healthcare system.

John B. Ziegler

Former President Worldwide Consumer Healthcare GlaxoSmithKline Age: 70 Director since: 2000

Mr. Ziegler retired in January 2006 as the President, Worldwide Consumer Healthcare of GlaxoSmithKline plc. He joined a predecessor company of GlaxoSmithKline in 1991, and held positions of increasing responsibility during his tenure.

Qualifications, Skills and Expertise

Mr. Ziegler has extensive executive experience, including in sales, marketing, strategic planning and international operations, with multinational corporations operating in the healthcare industry.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH NOMINEE. PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR EACH NOMINEE UNLESS OTHERWISE INSTRUCTED.

2016 Proxy Statement
5

Governance Practices

The Board believes that good corporate governance is important. The Board has adopted a set of Corporate Governance Guidelines to enhance its own effectiveness and to demonstrate its commitment to strong corporate governance for the Company. The Board reviews these Guidelines no less frequently than annually for possible revision, including in response to changing regulatory requirements, evolving practices and the concerns of our stockholders. The Company also has adopted a Code of Business Ethics applicable to all directors, officers and employees. The Corporate Governance Guidelines and Code of Business Ethics are published on our corporate governance website at www.QuestDiagnostics.com.

Governance Highlights
Proxy access right for stockholders	2016
Board refreshment: 3 new directors, each with significant CEO experience	2014
Stockholder right to call special meetings of stockholders	2014
No supermajority voting requirements	2014
Board declassified	Begun 2013
Majority voting in director elections	2009
No “poison pill” stockholder rights plan	2007
Directors and executive officers prohibited from hedging or pledging Company stock	>10 years

The Company has strong corporate governance structures, processes, policies and practices and listens to the concerns of its stockholders. Our Board benefits from knowledgeable, independent directors.

Strong Corporate Governance
Knowledgeable, Independent Directors

• Annual assessment of Board structure and performance.

• New directors receive orientation.

• 9 of 10 directors are independent.

• Independent directors meet privately in executive sessions with the Chairman presiding at all regularly scheduled meetings.

• The Board and each of its committees have access to independent legal, financial or other advisors as they deem necessary.

• Independent directors have unlimited access to officers and employees of the Company.

• Independent directors receive a majority of their annual compensation in equity to further align their interests with our stockholders’ interests.

• Director committee assignments balance the benefits of continuity against the benefits derived from diversity of experience and viewpoints of the various directors.

• Directors are updated by senior management, our independent registered public accounting firm and compensation consultants on changes in the Company’s businesses, its markets and best practices in general.

Structures and Processes

• We have a single class share structure.

• Committees report on their activities to the Board at each Board meeting.

• Directors are offered the opportunity to attend director education programs conducted by third parties.

• We have an independent Chairman.

• The Board reviews annually senior management succession planning and reviews Company policies for the development of management personnel.

• We publicly disclose our corporate political contributions policy.

• Materials related to agenda items are provided to directors sufficiently in advance of meetings to allow the directors to prepare for discussion of the items.

• We restated our certificate of incorporation, making it less confusing and cumbersome for stockholders.

• Our Board portal enhances the Board’s efficiency, access to information, security and communication.

2016 Proxy Statement
6

Director Independence

The Board annually assesses the independence of each director in accordance with the Company’s Corporate Governance Guidelines and New York Stock Exchange (“NYSE”) listing standards. The independence guidelines in the Company’s Corporate Governance Guidelines are consistent with the independence requirements in the NYSE listing standards and include guidelines as to categories of relationships that are considered not material for purposes of director independence.

All members of the Audit and Finance Committee and the Compensation Committee must be independent under the Company’s Corporate Governance Guidelines. Pursuant to the charters of the Audit and Finance Committee and Compensation Committee, respectively, members of these committees also must satisfy separate independence standards based on requirements of the Securities and Exchange Commission (“SEC”) and NYSE, respectively.

The Board has determined that a substantial majority (nine of ten) of our directors is independent. Each member, including the chair, of each of the Audit and Finance Committee, the Compensation Committee, the Governance Committee and the Quality, Safety & Compliance Committee qualifies as independent, including under the committee-specific independence requirements discussed above. The Board has determined the following directors to be independent: Dr. Baldwin, Dr. Britell, Ms. Gregg, Dr. Leiden, Mr. Main, Mr. Pfeiffer, Mr. Ring, Dr. Stanzione, Dr. Wilensky and Mr. Ziegler. Mr. Rusckowski is not independent because he is a Company officer. In making its determinations as to the independence of the directors, the Board reviewed relationships between the Company and the directors, including ordinary course commercial relationships in the last three years between the Company and each of the entities of which Dr. Leiden, Mr. Main or Mr. Ring, respectively, is an executive officer; these relationships did not exceed a certain amount of that entity’s gross revenues in any year.

Stockholder Access

Stockholders and any other person may communicate with the Board by sending an email to our Chairman at ChairmanoftheBoard@QuestDiagnostics.com or by writing to the full Board or any individual director or any group or committee of directors, c/o Corporate Secretary, Three Giralda Farms, Madison, New Jersey 07940. Communications received at the email address are automatically routed to our Chairman with a copy to our General Counsel and Corporate Secretary. The Chairman determines whether any such communication should be distributed to other members of the Board. Communications received by the Corporate Secretary addressed as set forth above, other than communications unrelated to the duties and responsibilities of the Board, are forwarded to the intended directors. Further, our Corporate Governance Guidelines publicly affirm the Board’s long-standing approach of being available for discussions with stockholders in appropriate circumstances.

The Audit and Finance Committee established a procedure whereby complaints and concerns with respect to accounting, internal controls and auditing matters may be submitted to the Audit and Finance Committee. All communications received by a director relating to the Company’s accounting, internal controls or auditing matters are immediately forwarded to the Chairman of the Audit and Finance Committee and are investigated and responded to in accordance with the procedures established by the Audit and Finance Committee. In addition, the Company has established a hotline (known as CHEQline) pursuant to which employees can anonymously report accounting, internal controls and financial irregularities (as well as compliance concerns on other laws).

Our Corporate Governance Guidelines provide that directors are encouraged and expected to attend the annual stockholders meeting. All of our directors attended the 2015 annual stockholders meeting.

Board Nomination Process

The Governance Committee is responsible for reviewing with the Board, on an annual basis, the composition of the Board as a whole and whether the Company is being well served by the directors, taking into account each director’s independence, skills, experience, availability for service to the Company and other factors the Governance Committee deems appropriate. The Governance Committee is responsible for recommending director nominees to the Board, including re-nomination of persons who are already directors. The Governance Committee does not set specific, minimum qualifications that nominees must meet in order

2016 Proxy Statement
7

for the Governance Committee to recommend them to the Board, but rather believes that each nominee should be evaluated based on his or her own merits, taking into account the Company’s needs and the composition of the Board. Recommendations are made by the Governance Committee in accordance with the Company’s Corporate Governance Guidelines, which set forth the Board’s philosophy regarding Board composition and identify key qualifications and other considerations. The Governance Committee believes that the Board should be comprised of individuals whose backgrounds and experience complement those of other Board members, and also considers whether a prospective nominee promotes a diversity of talent, skill, expertise, background, perspective and experience, including with respect to age, gender, ethnicity, place of residence and specialized experience. The Governance Committee does not assign specific weights to particular criteria and nominees are not required to possess any particular attribute. The key qualifications and other considerations set forth in the Company’s Corporate Governance Guidelines are set forth below.

Key Qualifications and Other Considerations For Directors

• Reputation for highest ethical standards and integrity consistent with Quest Diagnostics’ values of Quality, Integrity, Innovation, Accountability, Collaboration and Leadership

• Independence

• Prior experience as a director or executive officer of a public company

• Number of current board positions and other time commitments

• Overall range of skills, experience and seniority represented by the Board as a whole

• Relevant experience such as:

• Chief Executive Officer or Chief Operating Officer (or similar responsibilities), current or past;

• Demonstrated expertise in business function(s) such as sales, operations, finance, strategy, legal or human resources; or

• Medical practitioner and/or science and health thought leader

The Governance Committee considers suggestions from many sources, including stockholders, regarding possible candidates for director. Stockholders may recommend candidates for consideration as director by sending an email to our Chairman at ChairmanoftheBoard@QuestDiagnostics.com or writing to the full Board or any independent Board member, c/o Corporate Secretary, Three Giralda Farms, Madison, New Jersey 07940. The recommendation should contain the proposed nominee’s name, biographical information and relationship to the stockholder. The Governance Committee evaluates stockholder recommendations for director candidates in the same manner as other director candidate recommendations. Stockholders may also nominate director candidates. See “Frequently Asked Questions” beginning on page 54 for information regarding the process and deadline for stockholders to submit director nominations for the 2017 annual meeting.

When the Board identifies a need to add a new Board member, the Governance Committee identifies candidates by seeking input from Board members and considering recommendations for nominees submitted by other sources, including stockholders. The Governance Committee also from time to time hires third-party search firms to assist in identifying and evaluating candidates for nomination. After the Governance Committee ranks the candidates, the Chairman of the Board, the President and Chief Executive Officer and other Board members interview the candidates selected by the Governance Committee. Members of senior management also may interview candidates. After the interview process, the Governance Committee re-assesses the candidates and then makes its recommendation for director candidates to the Board, which determines which candidates are nominated for election by the stockholders or elected by the Board.

Board Committees

During 2015, the Board held 9 meetings. In order to fulfil its responsibilities, the Board has delegated certain authority to its committees. There are five standing committees. In 2015, each director nominee attended at least 75% of the meetings of the Board and the Board committees on which he or she served, except Dr. Leiden, who attended 74%. Any director may attend meetings of any committee of which the director is not a member.

2016 Proxy Statement
8

For each year, a schedule of Board meetings is established before the year begins. Committee meetings are generally scheduled for the day before, or the day of, meetings of the full Board, except that meetings of the Executive Committee are scheduled only when needed. The Board and each committee also hold such additional meetings as the Board or committee, respectively, determines necessary or appropriate.

Set forth below is a brief description of each committee and its function, its membership and the number of meetings it held during 2015. Additional information about the committees can be found in their charters, which are available on our corporate governance website at www.QuestDiagnostics.com.

Audit and Finance Committee
Number of 2015 Meetings: 13 Gary M. Pfeiffer (Chair) Jenne K. Britell, Ph.D. Timothy L. Main Daniel C. Stanzione, Ph.D. John B. Ziegler

This committee:

• Monitors the quality and integrity of the financial statements and financial reporting procedures of the Company.

• Oversees management’s accounting for the Company’s financial results and reviews the timeliness and adequacy of the reporting of those results and related judgments.

• Oversees the internal audit function and makes inquiry into the audits of the Company’s books performed internally and by the outside independent registered public accounting firm.

• Appoints the independent registered public accounting firm, monitors its qualifications, independence and performance, approves its compensation and pre-approves the services it performs.

• Reviews with the Company’s independent registered public accounting firm, and informs the Board of, any significant accounting matters, including critical accounting policies and judgments.

• Advises and makes recommendations with regard to certain financing transactions and other significant financial policies and actions.

• Establishes procedures for the receipt, retention and treatment of complaints relating to accounting and internal accounting controls, and for the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters.

• Reviews and reports to the Board on the Company’s management of its financial resources.

• Annually reviews its own performance.

The Board has determined that each of Dr. Britell and Mr. Pfeiffer qualifies as an “audit committee financial expert” as defined by the SEC. For descriptions of the experience of Dr. Britell and Mr. Pfeiffer, see “Proposal No. 1-Election of Directors” beginning on page 1.

2016 Proxy Statement
9

Compensation Committee
Number of 2015 Meetings: 7 Timothy M. Ring (Chair) John C. Baldwin, M.D.* Vicky B. Gregg Jeffrey M. Leiden, M.D., Ph.D. Gail R. Wilensky, Ph.D. * Ceased service upon death

This committee:

• Reports to the Board with respect to the performance of the Chief Executive Officer and reviews and approves the compensation of the Chief Executive Officer based on the directors’ evaluation of the Chief Executive Officer and the Company’s financial performance, competitive compensation data and other factors.

• Oversees the performance of other senior management team members and annually reviews and approves their annual base salary, annual incentive compensation and long-term incentive compensation.

• Annually reviews the compensation arrangements for the Company’s senior management team members to assess whether they encourage risk taking that is reasonably likely to have a material adverse effect on the Company.

• Annually reviews and recommends to the Board the compensation of the Company’s non-employee directors.

• Administers, or makes recommendations to the Board regarding, the equity-based, incentive compensation and retirement plans, policies and programs of the Company. The Committee may delegate the administration of plans, policies and programs as appropriate, including to executive officers of the Company and to the Company’s Human Resources department.

• Supports the Board in the senior management succession planning process.

• Reviews and approves, for senior management team members, employment agreements, severance benefits and other special benefits.

• Annually reviews its own performance.

For more information regarding the Company’s processes and procedures for executive compensation, including regarding the role of executive officers and compensation consultants in connection with determining or recommending executive and director compensation, see “Compensation Discussion and Analysis” beginning on page 18.

Executive Committee
Number of 2015 Meetings: 0 Daniel C. Stanzione, Ph.D. (Chair) Gary M. Pfeiffer Stephen H. Rusckowski

This committee may act for the Board, except with respect to certain major corporate matters, such as mergers, election of directors, removal of directors or the Chief Executive Officer, amendment of the Company’s charter or by-laws, declaration of dividends and matters delegated to other Board committees.

2016 Proxy Statement
10

Governance Committee
Number of 2015 Meetings: 4 Daniel C. Stanzione, Ph.D. (Chair) Gary M. Pfeiffer Timothy M. Ring Gail R. Wilensky, Ph.D.

This committee:

• Identifies individuals qualified to become Board members, and reviews and recommends possible candidates for Board membership, taking into account such criteria as independence, diversity, age, skills, occupation and experience in the context of the needs of the Board.

• Reviews the structure of the Board, its committee structure and overall size.

• Monitors developments in corporate governance.

• Reviews the Company’s Corporate Governance Guidelines and recommends to the Board such changes to the Guidelines, if any, as the Committee may determine.

• Recommends to the Board assignments of directors to Board committees.

• Reviews relationships and transactions of directors, executive officers and senior financial officers for possible conflicts of interest.

• Monitors compliance with the Company’s Code of Business Ethics.

• Reviews and approves transactions or proposed transactions in which a related person is likely to have a direct or indirect material interest pursuant to the Company’s Statement of Policy and Procedures for the Review and Approval of Related Person Transactions.

• Oversees the Board and each Board committee in their annual self-evaluation.

• Annually reviews its own performance.

Quality, Safety and Compliance Committee

Number of 2015 Meetings: 4

Gail R. Wilensky, Ph.D. (Chair)
John C. Baldwin, M.D.*
Jenne K. Britell, Ph.D.
Vicky B. Gregg**
Jeffrey M. Leiden, M.D.,
Ph.D.**
Timothy M. Ring***
John B. Ziegler

* Ceased service upon death
** Joined May 1, 2015
*** Ceased service May 1, 2015

This committee:

• Reviews the Company’s policies, programs and performance relating to billing compliance, environmental health and safety, equal opportunity employment practices, fraud and abuse, corporate political contributions and medical quality assurance.

• Reviews the organization, responsibilities, plans, results, budget and staffing of the Company’s Compliance Department, and reviews significant reports to management, or summaries thereof, regarding the Company’s compliance policies, practices, procedures and programs and management’s responses thereto.

• Monitors significant external and internal investigations of the Company’s business as they relate to possible violations of law by the Company or its directors, officers, employees or agents.

• Monitors significant regulatory, legislative and legal developments affecting the Company’s business.

• Monitors material legal and medical quality matters and compliance with legal and regulatory requirements, and coordinates with the Audit and Finance Committee regarding the same.

• Annually reviews its own performance.

2016 Proxy Statement
11

Board Leadership Structure and Role in Risk Oversight

In 2012, our Board elected a non-executive Chairman of the Board to lead it. For nearly ten years before that, our independent directors had selected a Lead Independent Director, and the Board retains the flexibility to revise our leadership structure if, in the exercise of its fiduciary duty, the Board determines that a different structure is appropriate. Currently, the Board believes that having a non-executive Chairman helps the administration and organization of the Board and facilitates the effective conduct of its duties, including the activities of the independent directors. The principal responsibilities of the Chairman of the Board are to:

•	preside over meetings of the Board, including any executive session of the non-management directors or the independent directors;

•	prepare, with the participation of the President and Chief Executive Officer, the agendas for Board meetings;

•	serve as a Chair of the Board’s Executive Committee;

•	coordinate providing timely feedback from the directors to the President and Chief Executive Officer;

•	serve as the principal contact for stockholder communications with the Board; and

•	monitor, and if appropriate discuss with other directors, communications received from stockholders and others.

The Board plays an active role in overseeing the Company’s key risks and has considered its role in risk oversight in determining the current Board leadership structure. The Company’s management is responsible for managing the risks, which it does through a committee of senior managers that leads the Company’s enterprise risk management program. The program is designed to identify and address the Company’s key risks from time to time, including without limitation medical quality, cybersecurity and business continuity. The Board has delegated to its Audit and Finance Committee primary responsibility for overseeing that program. The Audit and Finance Committee receives periodic updates regarding the program. In addition, the Board’s Quality, Safety and Compliance Committee reviews the adequacy and effectiveness of policies and programs to ensure the Company’s compliance with laws and regulations applicable to its business (other than compliance with securities and accounting laws and regulations, which the Audit and Finance Committee oversees), and its medical quality program, and regularly receives reports regarding these topics. In addition, the Compensation Committee annually reviews the compensation arrangements for the Company’s senior management team members to assess whether they encourage risk taking that is reasonably likely to have a material adverse effect on the Company. Each of these committees regularly updates the Board regarding its activities. In addition, each year the full Board of Directors reviews the enterprise risk management program.

Related Person Transactions

The Company has a written policy pursuant to which it evaluates proposed transactions involving a related person and the Company in which the amount involved exceeds $120,000. A related person is any director or executive officer of the Company, any immediate family member of a director or executive officer, or any person who owns 5% or more of the Company’s outstanding common stock. The office of the General Counsel is primarily responsible for the administration of the policy and for determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. Certain transactions are defined not to be related person transactions under the policy.

The Governance Committee reviews any proposed transaction in which a related person has a direct or indirect material interest, except for any compensation arrangements involving an immediate family member of a director or an executive officer. In the event that the General Counsel becomes aware of a related person transaction not approved in advance, the General Counsel will arrange for the related person transaction to be reviewed and, if appropriate, ratified at the next regularly scheduled meeting of the Governance Committee. Any member of the Governance Committee who is a related person with respect to a transaction under review may not participate in any review, consideration or approval of the transaction.

In considering any related person transaction, the Governance Committee determines whether the transaction is fair to the Company. In considering a proposed transaction involving a director or the immediate family member of a director, the Governance Committee also assesses whether the proposed transaction

2016 Proxy Statement
12

could reasonably be expected to impact the independence of the director under the Company’s Corporate Governance Guidelines, the NYSE listing standards or other applicable rules.

Compensation arrangements involving an immediate family member of an executive officer are reviewed and approved by the Chief Executive Officer and the Senior Vice President, Chief Human Resources Officer, unless such person is an immediate family member of the Chief Executive Officer, in which case the compensation arrangement is approved by the Compensation Committee. Compensation arrangements involving an immediate family member of a director are reviewed and approved by the Compensation Committee.

2015 Directors Compensation Table

Director Compensation Program for 2015. For 2015, the only change made in the director compensation program was to increase the compensation of the non-executive Chairman and Chairman of the Governance Committee by an aggregate annual value of $20,000. The increased compensation, which commenced in May 2015, was delivered in RSUs ($10,000) and the balance in cash, consistent with the compensation approach employed for the non-executive Chairman and Chairman of the Governance Committee in recent years. These changes were recommended by the Compensation Committee after considering input received from its independent compensation consultant, Pay Governance, and discussing various alternatives, and approved by the Board. The Board believes that this change enhanced the alignment of the Company’s compensation program with market compensation levels.

The following table sets forth the 2015 compensation of our non-employee directors. Mr. Rusckowski, our only employee director during 2015, received no additional compensation for serving as director. None of our non-employee directors receives any consulting or other non-director fees from the Company.

			Change in Pension Value
	Fees Earned or	Stock Awards	And Non-Qualified Deferred
Director	Paid in Cash ($)(1)	($)(2)(3)	Compensation Earnings ($)(4)	Total ($)

John C. Baldwin	80,500	167,930	—	248,430
Jenne K. Britell	84,250	167,930	—	252,180
Vicky B. Gregg	79,000	167,930	—	246,930
Jeffrey M. Leiden	72,250	167,930	—	240,180
Timothy L. Main	77,500	167,930	—	245,430
Gary M. Pfeiffer	115,000	167,930	28	282,958
Timothy M. Ring	92,000	167,930	—	259,930
Daniel C. Stanzione	161,750	250,460	2,567	414,777
Gail R. Wilensky	94,250	167,930	—	262,180
John B. Ziegler	84,250	167,930	—	252,180

(1)	Includes amounts earned for 2015, including meeting fees for the fourth quarter of 2015 that were paid in January 2016. Does not include amounts paid in 2015 for 2014 meeting fees. Dr. Leiden elected to receive all fees earned in 2015 in the form of stock options issued under the Director Plan.

(2)	Represents the aggregate grant date fair values of the awards. Each of our non-employee directors received a single award of 2,340 RSUs, and Dr. Stanzione received an additional grant of 1,150 RSUs, on May 15, 2015, which was the date of our 2015 annual stockholders meeting. RSUs reported in this column were valued based on the average of the high and low prices of our common stock on the grant date. As of December 31, 2015, each non-employee director held the number of RSUs set forth beside his or her name below.

Dr. Baldwin	4,949	Mr. Pfeiffer	11,375
Dr. Britell	6,785	Mr. Ring	10,454
Ms. Gregg	4,684	Dr. Stanzione	6,940
Dr. Leiden	3,137	Dr. Wilensky	4,949
Mr. Main	4,729	Mr. Ziegler	8,620

2016 Proxy Statement
13

(3)	No stock options were awarded to our non-employee directors during 2015, other than 6,330 options awarded to Dr. Leiden as a result of his election to receive his 2014 and 2015 cash compensation in the form of stock options under the Director Plan. As of December 31, 2015, each non-employee director held options to purchase the number of shares of the Company’s common stock set forth beside his or her name below.

Dr. Baldwin	18,333	Mr. Pfeiffer	34,333
Dr. Britell	34,333	Mr. Ring	23,755
Ms. Gregg	—	Dr. Stanzione	44,703
Dr. Leiden	6,330	Dr. Wilensky	34,333
Mr. Main	2,037	Mr. Ziegler	26,333

(4)	Interest in excess of 120% of the applicable federal long-term rate credited to a non-qualified deferred compensation account maintained on behalf of the director under the Deferred Compensation Plan for Non-Employee Directors. Interest is credited to the account at the prime rate of Citibank, N.A. in effect on the first date of each calendar quarter.

Annual Cash Retainer Fees. During 2015, our non-employee directors received an annual cash retainer fee of $55,000, payable in quarterly installments of $13,750. The director who served as chair of our Compensation Committee, and the director who served as chair of our Quality, Safety and Compliance Committee, each received an additional $10,000 annual fee, and the director who served as the Chair of the Audit and Finance Committee received an additional $30,000 annual fee. The director who served as non-executive Chairman and Chairman of the Governance Committee received an additional annualized fee of $82,500.

Meeting Fees. Non-employee directors received a meeting fee of $1,500 for attending each Board or committee meeting at which a majority of directors attended in person and $750 for attending a meeting at which a majority of directors attended by telephone.

Equity Awards. Each non-employee director participates in the Company’s Long-Term Incentive Plan for Non-Employee Directors (the “Director Plan”). The Director Plan currently authorizes the grant of an equity award (which may be in the form of options, shares or RSUs) on the date of the annual stockholders meeting, in such proportions as the Board may determine, covering a limited number of shares of the Company’s common stock. If a person is appointed or elected as a director other than on the date of the annual stockholders meeting, the Board may grant to such director a prorated equity award, in such proportions as the Board may determine. The Director Plan also permits a one-time grant to a non-employee director of an equity award covering a limited number of shares of common stock of the Company upon initial election to the Board. Annual option grants become exercisable, and annual RSUs generally vest and convert to shares of our common stock, in three equal annual installments, beginning on the first anniversary of the grant date, regardless of whether the non-employee director remains a director.

The aggregate number of shares of the Company’s common stock which may be issued pursuant to equity awards granted under the Director Plan may not exceed 2,400,000 (subject to adjustments in certain circumstances). The exercise price of all stock options issued under the Director Plan is the fair market value of our common stock on the grant date.

For 2015, the Board fixed the value of the annual equity award to non-employee directors at approximately $168,000 and determined that the award would be delivered entirely in the form of RSUs. The 2015 award was granted effective May 15, 2015, with each non-employee director receiving an award of 2,340 RSUs. The director who served as non-executive Chairman and Chairman of the Governance Committee during 2015 received an additional 1,150 RSUs, granted effective May 15, 2015, having a grant date value of approximately $82,500.

A director may elect to receive annual retainer and meeting fees in stock options or stock awards in lieu of cash. The number of options issued in lieu of cash for the retainer and meeting fees is based on the estimated value on the grant date of such options using the same option-valuation model used for purposes of recognizing expense for financial statement reporting. The number of shares issued in lieu of cash for the retainer and meeting fees is based on the fair market value of the stock on the date that the cash payment would otherwise be made. Options granted in lieu of retainer and meeting fees vest immediately. Options,

2016 Proxy Statement
14

once vested, will be exercisable through the tenth anniversary of the date of grant even if the director’s service on the Board terminates.

Opportunity to Defer Compensation. Under the Company’s Deferred Compensation Plan for Non-Employee Directors, each non-employee director may elect to defer, until a date specified by the director or until the director’s termination of service as a director, the director’s cash compensation or any stock grants awarded pursuant to the Director Plan. Cash amounts deferred may be indexed to (i) a cash account under which amounts deferred earn interest, compounded quarterly, at a rate in effect on the first date of each calendar quarter or (ii) the Company’s common stock.

Changes in Director Compensation Program for 2016. After considering the recommendation of the Compensation Committee, which acted after receiving input from its independent compensation consultant, Pay Governance, and after discussing various alternatives, the Board approved the following changes for non-employee director compensation, effective in January 2016:

•	Eliminate meeting fees.

•	Increase the retainer for full Board service by $41,500, to simultaneously (a) bring the retainer in line with the peer group median and (b) reflect the elimination of meeting fees.

•	Introduce the following annual retainers for committee service, to reflect the elimination of meeting fees:

	○	Audit and Finance Committee - $13,000

	○	Compensation Committee - $9,500

	○	Governance Committee - $7,500

	○	Quality, Safety and Compliance Committee - $7,000

	○	Executive Committee - $1,500

The Board continued, unchanged from 2015, the form and value of the annual non-employee equity award (i.e., the award will consist of RSUs valued at $168,000) and the annual fees paid to committee chairs. The Board believes that these changes enhanced the alignment of the Company’s non-employee director compensation with stockholder interests and market norms.

Stock Ownership Information

We encourage our directors, officers and employees to own our common stock, which aligns their interests with the interests of our stockholders. The Company maintains stock ownership and retention guidelines for its directors and executive officers. Under the guidelines for directors, each director’s ability to sell shares associated with equity awards is limited until the director owns not less than 6,000 shares of our common stock. For purposes of determining whether a director has met the minimum shareholding requirements, we give the director credit for shares subject to unvested RSUs but not for shares subject to stock options. The guidelines for our executive officers are discussed in “Compensation Discussion and Analysis” beginning on page 18.

The following tables show the number of shares of the Company’s common stock beneficially owned by (1) each person who is known to the Company to own beneficially more than 5% of the Company’s common stock, (2) each director of the Company and each nominee, (3) each named executive officer and (4) all directors, nominees and executive officers as a group. Information in the table regarding the Company’s directors, nominees and executive officers is provided as of March 1, 2016.

2016 Proxy Statement
15

	Number of Shares	Percentage
Name	Beneficially Owned	of Class

BlackRock, Inc. (1)	14,979,661	10.4
The Vanguard Group (2)	12,308,731	8.58
Macquarie Group Limited (3)	9,350,435	6.52

(1)	The business address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055. The ownership information is based on the information contained on a Schedule 13G filed by BlackRock with the SEC on January 8, 2016.

(2)	The business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. The ownership information is based on the information contained in the Schedule 13G filed by Vanguard with the SEC on February 10, 2016.

(3)	The business address of Macquarie Group Limited is No. 1 Martin Place, Sydney, New South Wales, Australia. The ownership information is based on the information contained in the Schedule 13G filed by Macquarie with the SEC on February 16, 2016.

		Shares Subject to
		Stock Options		Shares
		Exercisable		Underlying
Name	Shares(1)	within 60 days(2)	Total(3)	RSUs(4)
Named Executive Officers
Stephen H. Rusckowski	89,184	580,798	669,982	50,151
Mark J. Guinan	18,474	113,890	132,364	30,853
James E. Davis	18,072	110,732	128,804	13,789
Catherine T. Doherty	74,803	230,927	305,730	11,556
Jon R. Cohen	54,530	105,770	160,300	11,556
Directors and Nominees
John C. Baldwin	8,000	16,296	24,296	4,949
Jenne K. Britell	10,875	32,296	43,171	6,795
Vicky B. Gregg	—	—	—	4,697
Jeffrey M. Leiden	—	6,641	6,641	3,137
Timothy L. Main	6,412	1,358	7,770	4,510
Gary M. Pfeiffer	8,310	32,296	40,606	15,081
Timothy M. Ring	—	21,718	21,718	13,816
Daniel C. Stanzione	22,887	40,764	63,651	6,940
Gail R. Wilensky	16,242	32,296	48,538	4,949
John B. Ziegler	8,682	24,296	32,978	8,640
All directors, nominees and executive officers as a group (17 persons)	394,523	1,655,425	2,049,948	212,119

(1)	Each person has sole voting power and sole dispositive power.

(2)	Includes shares of common stock which are subject to options issued under the Employee Plan or the Director Plan, as applicable, that were exercisable as of, or would become exercisable within 60 days of, March 1, 2016.

(3)	Includes shares of common stock which are subject to RSU awards issued under the Employee Plan or the Director Plan, as applicable, and that would convert to common stock within 60 days of March 1, 2016. Each executive officer, director and nominee beneficially owned less than 1% of the shares of common stock outstanding. All directors, nominees and executive officers as a group beneficially owned approximately 1.5% of the shares of common stock outstanding.

(4)	Shares of common stock corresponding to RSUs reported in this column are not considered beneficially owned under SEC rules and are not included in the total column in this table. This column also includes phantom stock units held by directors under the Deferred Compensation Plan for Non-Employee Directors.

2016 Proxy Statement
16

INFORMATION REGARDING EXECUTIVE COMPENSATION

Proposal No. 2—Advisory Resolution to Approve Executive Compensation

Section 14A of the Securities Exchange Act entitles stockholders to vote to approve or not approve, on an advisory (non-binding) basis, our executive officer compensation as disclosed in the Compensation Discussion and Analysis and accompanying compensation tables and narrative. We are asking stockholders to approve the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and related narrative disclosure, is hereby APPROVED.

Pay for Performance. As discussed in “Compensation Discussion and Analysis” below, our executive compensation program is designed to pay for performance, to align the interests of our executive officers with the interests of our stockholders, to support the Company’s long and short term business goals and to promote the Company’s profitable growth. Our program reflects many “best practices.” In recent years, the Company has built on the strong foundation of its executive compensation program and its track record of pay for performance, and bolstered the alignment of its compensation program with the Company’s strategy and the interests of stockholders. Our executive compensation structure and levels in 2015 clearly demonstrate our commitment to aligning pay and performance.

Advisory Vote. This vote is advisory. We conduct an advisory vote to approve executive officer compensation annually; the next stockholder advisory vote to approve executive compensation will take place at the Company’s 2017 annual meeting. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the executive compensation policies and practices described in this proxy statement. The Board and the Compensation Committee value the opinions of the Company’s stockholders and will take into account the outcome of the vote, in conjunction with such other factors as the Board and the Compensation Committee consider appropriate, in connection with the Company’s executive compensation program.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THIS PROPOSAL UNLESS OTHERWISE INSTRUCTED.

2016 Proxy Statement
17

Compensation Discussion and Analysis

Executive Summary

Introduction

The Compensation Committee (the “Committee”) determined 2015 compensation for the Company’s named executive officers after considering, among other things, the Company’s performance, the competitive market for executive talent, and the current environment in the healthcare industry, including in diagnostic information services. In recent years, the Company has built on the strong foundation of the Company’s executive compensation program and its track record of pay for performance, and bolstered the alignment of its compensation program with the Company’s strategy and the interests of stockholders. Our executive compensation structure, compensation opportunity levels, and pay outcomes in 2015 reflect our firm commitment to align pay with performance and the Company’s financial results and also focus management’s attention on implementing our five-point business strategy.

2015 Company Performance

In 2015, we continued to make progress executing our five-point business strategy and delivering on our commitments. The Company improved on financial and operating metrics and exceeded several key financial targets. 2015 revenues of $7.5 billion were approximately 2% above the prior year on an equivalent basis, adjusted operating income as a percentage of revenue expanded by approximately 100 basis points compared to the prior year, adjusted diluted earnings per share excluding amortization for 2015 increased 6% to $4.77 per share and adjusted cash flow from operations was $899 million (Annex A includes reconciliations of adjusted measures to measures reported under accounting principles generally accepted accounting in the United States). Our total stockholder return for recent periods, relative to relevant publicly traded comparator groups, is set forth below. The total shareholder return shown combines stock price appreciation and dividends paid from the beginning to the end of the relevant performance period. In this way, total stockholder return allows for relative performance comparisons which incorporate the effect of divergent dividend policies.

	1-Year	2-Year	3-Year
	TSR (%)	TSR (%)	TSR (%)
	(2015)	(2014-15)	(2013-15)
Quest Diagnostics Incorporated	8.4	38.8	30.1
Compensation Peer Group Median	4.5	19.7	65.2
S&P 500 Index	1.4	15.2	52.6

The following table highlights the Company’s 2015 progress on its five-point strategy.

5-Point Strategy		Summary Highlights of 2015 Progress
Restore Growth	•	We grew revenues on an equivalent basis approximately 2%.
	•	Our focus on esoteric testing through our clinical franchises is yielding results (e.g., gene-based and esoteric testing grew 5%; introduced companion and complementary test services for new anti-PD-1 therapies for metastatic non-small cell lung cancer; growth in prescription drug monitoring).
	•	We continued to expand our pipeline of hospitals and integrated delivery networks interested in working with us.
	•	We made progress on our longer term goals, such as realizing the value of our information assets. We introduced several new QuanumTM health information technology solutions, including Data DiagnosticsTM, a tool introduced with Inovalon that provides real-time patient-specific data analysis that clinicians can order at the point of care to identify gaps in quality, risk, utilization and medical history insights.

2016 Proxy Statement
18

5-Point Strategy		Summary Highlights of 2015 Progress
Drive Operational Excellence	•	We continued to make strong progress driving operational excellence and improving our quality, efficiency and customer experience. We improved performance on key medical quality and customer service measures as we became more efficient.
	•	We deployed new automation and technology platforms in revenue services, laboratory operations and logistics services, improving the customer experience and reducing labor costs. We also improved reagent utilization and enhanced our approach to service and maintenance, in each case improving efficiency and reducing cost. In addition, increased adoption of our customer self-service tools reduced demand for transactional phone calls.
	•	Our Invigorate cost excellence program delivered over $200 million in realized savings in 2015.
Simplify and strengthen the organization to enable growth and productivity	•	We launched our new brand—Action from Insight—recommitting to a superior customer experience.
	•	We introduced our Everyday Excellence program, which includes guiding principles to support a superior customer experience, to inspire our employees to be their best every day, with every person and with every customer interaction.
	•	We continued to build a stronger organization to improve our performance, leveraging our Quest Management System to develop the capabilities that we need to manage the Company more effectively.
Refocus on diagnostic information services	•	We contributed our business of central laboratory testing for clinical trials to a joint venture, Q2 Solutions, formed with Quintiles Transnational Holdings.
	•	We continued to review our portfolio and look for options to build value for our stockholders.
Deliver disciplined capital deployment	•	We returned over $400 million to stockholders, through dividends and repurchases of our common stock. This amount was 80% of our free cash flow—well in excess of our commitment to return the majority of our free cash flow to stockholders.
	•	To aid our efforts to restore growth, we reinvested in our business more than $260 million in capital expenditures, closed on two acquisitions—Superior Mobile Medics and the outreach laboratory testing business of MemorialCare Health System—and announced the acquisition of the outreach laboratory testing business of Clinical Laboratory Partners, a subsidiary of Hartford HealthCare.
	•	In December 2015, we announced a $500 million increase in repurchase authority under our common stock repurchase program.
	•	In January 2016, we announced the fifth increase in our quarterly common stock dividend since 2011, increasing the dividend by 5%, from $0.38 per common share to $0.40 per common share.

2015 Incentive Payment Outcomes Aligned with Performance

2015 payouts for our annual cash incentives and performance share awards for our named executive officers were aligned with the Company’s 2015 financial performance, and clearly demonstrated our commitment to aligning pay and performance. Annual cash incentive compensation under the Senior Management Incentive Plan (“SMIP”) for our named executive officers, including Mr. Rusckowski, for 2015 was aligned with the Company’s 2015 financial performance. In addition, payout on performance share awards for the 3-year performance periods ending December 31, 2014 and December 31, 2015 reflected performance

2016 Proxy Statement
19

well below targets. The following table summarizes key aspects of 2015 compensation for our named executive officers.

Payout
Incentive Program	(% of target)

2015 aggregate SMIP annual cash incentive payments for named executive officers	89
Performance share awards for the 3-year performance period ended December 31, 2014	2
Performance share awards for the 3-year performance period ended December 31, 2015	19

Taken in the aggregate, the results of our annual and long-term incentive programs demonstrate our commitment to aligning executive compensation with Company performance. The Committee sets challenging performance goals, and our named executive officers receive compensation based on the achievement of those goals. Please also see the charts, on pages 27 and 31, respectively, discussing historical payouts for our annual incentive compensation and performance share awards.

Recent Compensation Actions

At the Company’s 2015 annual meeting of stockholders, approximately 78% of votes cast on the say-on-pay proposal voted in favor of the compensation of our named executive officers. Both before and after the meeting, we undertook a multi-pronged effort to gain insights that would help us to improve our compensation program and to understand the concerns of our investors. We held discussions with our investors, including stockholders holding approximately 40% of the Company’s outstanding common stock, to discuss our executive compensation program (stockholders holding an additional significant percentage of our shares declined our invitation to have a discussion). The Committee also received advice from its independent compensation consultant, considered market practices at peer companies and considered management recommendations based on the Company’s strategic direction and market practices. Insights gained from these efforts, including the feedback from our investors, were evaluated by the Committee, along with the results of the say-on-pay advisory vote, and were taken into account by the Committee in taking action regarding the Company’s compensation program in and for 2015.

In 2015 and early 2016, the Company took additional steps, discussed in the following table, to strengthen our executive compensation program to foster improved company performance.

Action	Rationale
The Board amended the Employee Long-Term Incentive Plan (“Employee Plan”) to provide for double-trigger vesting in connection with a change in control (i.e., awards under the Employee Plan vest in connection with the change in control only if the executive’s employment is actually or constructively terminated within two years after a change in control).	Aligns with the interests of stockholders and shifts in market practice. We have used double trigger change in control provisions in equity awards since August 2013; this amendment reinforced the change.
We amended the Employee Plan to generally provide for one-year minimum vesting for equity awards.	Aligns with the interests of stockholders and shifts in market practice.
In 2015, the Committee adopted run-rate savings on the Company’s Invigorate cost excellence program as a performance share metric, with a 25% weight. The compound annual growth rate (CAGR) of the Company’s revenue and return on invested capital (“ROIC”) were weighted at 40% and 35%.	Enhanced the strategic linkage between our Invigorate cost excellence program and executive pay for the 2015-17 performance period.
For 2016 performance share awards, the Committee reverted to the performance measures used for the awards made in 2012 through 2014: average ROIC (50%) and revenue CAGR (50%) over the three-year performance period.	The performance period for these awards will continue after the expected conclusion of the current Invigorate program.

2016 Proxy Statement
20

Strong Foundation

Our program is designed to align executive compensation with the Company’s performance. In recent years the Committee has built a strong foundation for our executive compensation program, and, in addition to the actions noted above, has taken numerous steps to enhance the program’s alignment of pay and performance.

•	In 2012, we enhanced the performance orientation of our equity awards for our executive officers by increasing the portion allocated to performance shares and stock options and decreasing the percentage allocated to restricted share units (“RSUs”). The chart below shows the 2015 target compensation for our named executive officers and the mix, unchanged since 2012, of our long-term incentives.

•	Beginning in 2014, the Committee expanded the pool of recipients of equity awards and, in February 2016, for the third consecutive year, the Committee again awarded a significant number of equity awards, consisting solely of RSUs, to more than 200 high-performing employees who are not ordinarily eligible for equity awards. These “special recognition awards” are designed to foster an alignment of stockholder interests with a broader group of employees, to incentivize these employees to continue to perform at a high level and to promote a culture of employee ownership. Employee ownership also is fostered by our Employee Stock Purchase Plan, under which employees may purchase our common stock at a discount; a significant number of our employees participate. For more information regarding this plan, please see “Approval of Amendments to Employee Stock Purchase Plan” beginning on page 50.

2016 Proxy Statement
21

Best Practices

Our program reflects many best practices.

What We Do	What We Don’t Do

•   Link executive pay to performance

•   Maintain a clawback policy that covers both equity and cash incentive awards to current and former executive officers and key employees

•   Maintain share ownership and retention guidelines for executives and members of senior management

•   Use three-year vesting for equity awards

•   Provide for “double trigger” change-in-control vesting in all new equity awards: awards vest following a change in control only if the employee experiences a qualifying termination of employment

•   Utilize an independent compensation consultant

•   Maintain an investor outreach program to incorporate feedback in our compensation programs

•   Annual “say on pay” vote

•   Program designed to maximize tax deductibility for the Company

•   Evaluate management succession and leadership development efforts on an ongoing basis

•   No excise tax gross-ups upon a change in control

•   No supplemental pension benefits for executives

•   No single-trigger vesting in connection with a change in control for equity awards made since August 2013

•   No hedging or pledging or speculative transactions in our securities by directors and executive officers

•   No repricing of equity awards without stockholder approval

•   No excessive perquisites

•   No payment of dividends or dividend equivalents on performance shares

•   No vesting schedule that allows full vesting of equity awards prior to the first anniversary of grant (except for 5% of awards)

•   No encouraging imprudent risk taking

•   No employment agreements for executive officers except our CEO

Executive Compensation Philosophy

Our executive compensation program is designed to:

•	Attract and retain talented executives;

•	Motivate executives to achieve results that appropriately balance the short-term and the long-term interests of our stockholders, employees and customers;

•	Reward corporate and individual performance;

•	Support our business strategy and financial objectives; and

•	Provide flexibility and responsiveness to changing business conditions, as well as the growth and diversification of the Company.

We align our program to support our five-point business strategy. The Committee is firmly committed to pay for performance: the compensation opportunity for our named executive officers is directly tied to corporate performance, both financial and non-financial results, and individual performance.

2016 Proxy Statement
22

The principal components of compensation for our named executive officers are discussed in the following table.

Component	Form	Purpose
Base Salary	Cash (Fixed)	Provides a competitive level of pay that reflects the executive’s experience, role and responsibilities
Annual Cash Incentive (SMIP)	Cash (Variable)	Rewards achievement of overall corporate financial and, to a lesser extent, non-financial results for the most recently completed fiscal year
Long-Term Incentives	Equity Awards (Variable)	Provides meaningful incentives for management to execute on longer-term financial and strategic growth goals that drive stockholder value creation and supports the Company’s retention strategy

As shown in this chart, the bulk of our senior executives’ compensation is performance based and variable in nature (88% for our CEO and an average of 80% for our other NEOs in 2015). The chart reflects 2015 target direct compensation and excludes the value of other benefits and perquisites.

We believe that a balanced compensation program which encourages a long-term focus supports sustained long-term corporate performance. Our long-term awards provide alignment with stockholder interests and help attract and retain critical employee talent. More information regarding the mix of long-term incentives used in our programs is discussed below.

We make very limited use of employment agreements with executive officers. Of our named executive officers, only Mr. Rusckowski, our President and Chief Executive Officer, has an employment agreement. Our other named executive officers are “at will” employees. The terms and conditions of Mr. Rusckowski’s employment agreement, entered in 2012, were responsive to stockholder concerns. See “Employment Agreement” on page 39. In 2015, the Board extended the term of Mr. Rusckowski’s employment; no other changes were made to Mr. Rusckowski’s agreement.

2016 Proxy Statement
23

Executive Share Ownership and Retention Guidelines

Since 2005 we have maintained senior management retention and ownership guidelines. Our current guidelines are set forth in the following table.

Employee	Minimum Shareholding Requirement (X times base salary)
CEO	6X
Other Executive officers	4X
Other Employees	3X or 2X, depending upon position

We determine the number of shares corresponding to these thresholds on April 1 of each year using the average annual price of our common stock during the preceding calendar year and the employee’s base salary as of the first business day in April. For purposes of determining whether an employee has met the minimum shareholding requirements, we give the employee credit for shares subject to unvested RSUs but do not give the employee credit for shares subject to stock options or unvested performance share awards.

Under the guidelines, an employee’s ability to sell shares associated with equity awards is limited until the officer satisfies a minimum ownership position. Our executive officers are required to retain 75% of net shares received from vesting of RSUs and performance shares and from the exercise of stock options, until they achieve their minimum shareholding requirement. As of December 31, 2015, each of our named executive officers holds stock in excess of his or her minimum ownership requirement, except for Mr. Davis, who joined the Company in April 2013.

The Committee periodically reviews these guidelines and may adjust them. Under our policy, if a named executive officer satisfies the minimum share ownership requirements in our guidelines, the Committee monitors future equity awards to that person to assure that the interests of the named executive officer and stockholders continue to be significantly aligned and, if warranted, adjusts the minimum share ownership requirements or adds retention requirements.

Policies Regarding Hedging and Pledging our Common Stock

Our directors and executive officers are prohibited from pledging the Company’s common stock to secure a loan, and from holding such stock in a margin account. Our directors and executive officers also are prohibited from entering into transactions that result in a financial benefit if our stock price declines, or any hedging transaction involving our stock, including but not limited to the use of financial derivatives (such as puts and calls), short sales or any similar transactions. In addition, our directors and executive officers, as well as certain other employees, generally may purchase or sell Company securities only during permitted window periods (generally 30 calendar days beginning on the second business day following the issuance of our quarterly earnings releases).

Setting Executive Compensation

The Committee establishes the Company’s general compensation philosophy, oversees our executive compensation program and regularly monitors our executive compensation to ensure adherence to our compensation philosophy. The Committee is supported in its work by our Senior Vice President, Chief Human Resources Officer and his staff and the Committee’s independent compensation consultant.

Within the framework of the executive compensation programs approved by the Committee, the Chief Executive Officer recommends to the Committee individual compensation for the executive officers, other than himself. These recommendations are based on market data and Company and individual performance. The Chief Executive Officer also recommends incentive compensation measures to align compensation with our corporate objectives. He is present during the portions of Committee meetings in which compensation decisions regarding the named executive officers other than the Chief Executive Officer are reviewed and decided, but the Committee retains the final authority for all such decisions. The Chief Executive Officer does not make any recommendations to the Committee regarding his own compensation.

2016 Proxy Statement
24

The Committee has retained an independent consultant to assist it in carrying out its responsibilities. The following table provides information regarding the Committee’s independent consultant, Pay Governance LLC.

Independent Consultant — Pay Governance LLC
•	Reports directly to, and is directly accountable to, the Committee, which has sole authority to retain and terminate it, at Company expense
•	February 2016: the Committee assessed Pay Governance in accordance with SEC and NYSE rules and determined that it is independent and there are no conflicts of interest

What They Do
•	Provide analyses and information regarding the 3-year realizable pay of the Company’s executive officers and the 3-year stockholder returns of the peer group	•	Provide analyses and information regarding market practices and trends in executive and director compensation for companies in our peer group
•	Advise on the design of our executive compensation programs to ensure the linkage between pay and performance	•	Periodically meet with the Committee’s Chairman to discuss compensation matters
•	Provided related advice and services (e.g., advice regarding compensation peer group)	•	Periodically participate in private sessions of the Committee (without Company employees present)

What They Don’t Do
•	Provide services to the Company (other than its services to the Committee)	•	Have ties to management that could jeopardize its fully independent status

Competitive Pay Information

For each named executive officer, the Committee annually reviews performance and approves all elements of compensation, including base salary, annual incentive awards and long-term incentive awards, except for our broad-based employee benefit programs. After the Committee approves the compensation of our named executive officers, the Committee reports the compensation to the full Board.

To assist the Committee with its review, our Human Resources department, in consultation with Pay Governance, annually prepares analyses of each named executive officer’s compensation, including tally sheets. The review includes current and prior year compensation information regarding base salary, target and paid annual incentive compensation, deferred compensation activity and balances, aggregate equity grant values, perquisites, and all other compensation, as well as estimates of the amounts payable to each named executive officer upon termination of employment under various circumstances, including in connection with a change in control.

The compensation targets for, and compensation earned by, each named executive officer are analysed relative to market data for comparable positions in a peer group. In 2015, the Committee reconsidered the Company’s peer group in light of merger and acquisition activity in the healthcare sector. After considering the recommendation of Pay Governance, the Committee revised the Company’s peer group by replacing Catamaran Corporation, Covidien plc, Hospira Inc., and Omnicare Inc. with Hologic Inc., PerkinElmer Inc., Tenet Healthcare Corp., and Varian Medical Systems, Inc. Thus, the peer group now consists of the following 16 companies, which generally are in the healthcare services, equipment and distribution industries.

•	Agilent Technologies Inc.	•	Laboratory Corporation of America Holdings
•	C.R. Bard, Inc.	•	Owens & Minor, Inc.
•	Baxter International Inc.	•	PerkinElmer Inc.
•	Becton, Dickinson and Company	•	St. Jude Medical, Inc.
•	Boston Scientific Corporation	•	Stryker Corporation
•	DaVita Inc.	•	Tenet Healthcare Corp
•	Henry Schein, Inc.	•	Varian Medical Systems, Inc.
•	Hologic, Inc.	•	Zimmer Holdings, Inc.

2016 Proxy Statement
25

For the named executive officers, the Committee establishes target compensation consistent, to the extent possible, with comparable positions in the peer group. Our practice is to target total direct compensation (including base salary, annual cash incentive targets and long-term incentive awards) at market competitive levels, depending upon the named executive officer’s responsibilities, expertise and experience, along with individual and Company performance.

Specific consideration is given to the weighting of fixed and at-risk components of pay relative to the peer group. No single element of compensation is set without considering the total direct compensation of the named executive officers relative to the marketplace, as well as the impact of any change on the other components of our pay model. The economic value of each participant’s prior equity awards at the date of grant is considered when setting annual compensation packages. We do not take into account realized or unrealized gains from previous equity awards in setting subsequent total compensation levels.

Based on the 2015 review, the target total direct compensation for Mr. Rusckowski, the Chief Executive Officer, was at the 39th percentile of the peer group, while the target total direct compensation for the other named executive officers ranged from the 41st percentile to the 72nd percentile. After considering information provided by Pay Governance, the Committee concluded that 3-year realizable pay for the Chief Executive Officer was aligned with the Company’s relative stockholder return performance for 2013-15.

Pay Components

Base Salary

We pay base salary to our executives to provide them a steady source of income for their services to the Company. The Committee annually reviews and approves base salaries for the named executive officers. Consistent with our executive compensation philosophy, base salaries are set at levels competitive with the peer group. The Committee determined 2015 base salary adjustments based on an assessment of each named executive officer’s position, performance, scope of responsibility, current salary level and market comparables. The Committee also considered the Company’s 2014 financial performance, that our total stockholder return in 2014 was higher than the total stockholder return of the median company in our compensation peer group and the S&P 500 index, and our meaningful progress in executing our strategy. After considering these factors, the Committee established the 2015 base salary rate for each named executive officer identified in the following chart at the level and reflecting the increase set forth in the following table.

	Increase in	2015 Base
	Base Salary (%)	Salary Rate ($)
Stephen H. Rusckowski	4.8	1,100,000
Mark J. Guinan	4.5	575,000
James E. Davis	4.5	575,000
Catherine T. Doherty	6.5	575,000
Dr. Jon R. Cohen	0.2	575,000

The total base salary paid to each named executive officer in 2015 is reported in the “2015 Summary Compensation Table” on page 35.

Annual Cash Incentive Compensation

Introduction

Our annual cash incentives reward the achievement of annual performance, including operating and strategic goals (both financial and non-financial). The Committee generally sets performance goals with targets based on the Company’s operating plan and aligned with our five-point business strategy; non-financial goals are objective in nature. We generally pay annual incentives to our executive officers in accordance with the SMIP, which our stockholders approved at our 2003 annual stockholders meeting.

2016 Proxy Statement
26

The Committee’s approach to annual incentive compensation generally has been to:

•	Tie annual incentive compensation to key operating goals;

•	Establish targets that are challenging, yet attainable; and

•	Provide for a maximum payout of 2x target upon achievement of extraordinary performance.

In recent years, the primary focus of the annual incentive plan has been on revenue and profitability. Because the Committee believes that nonfinancial business objectives also are important, it also has incorporated non-financial metrics in the annual plan in recent years.

The following table sets forth, for each of the past five years, the aggregate annual cash incentive payments as compared to target for the named executive officers then in office. The Committee believes that these results demonstrate the rigor of the targets adopted, that targets have been set at reasonable levels and that annual incentive compensation has been sensitive to Company performance. Since 2005, even in years that the Company had strong financial performance, annual incentive compensation payouts never reached 1.5x target.

Incentive Payment as
Year	Compared to Target (%)
2011	88
2012	72 *
2013	10
2014	95
2015	89

*	Excludes the annual incentive payment to Mr. Rusckowski, who joined the Company mid-year and, pursuant to his employment agreement, was paid at a guaranteed target level, rather than based on performance.

Annual Incentive Compensation for 2015

For 2015, we paid annual incentive compensation under the SMIP to all the named executive officers. The Committee determined the incentive target for annual incentive compensation for each named executive officer at the beginning of 2015, after considering the factors discussed above. For 2015, the incentive targets for Mr. Rusckowski and Mr. Guinan were not changed from 2014 levels; the Committee increased the incentive target for each of Mr. Davis, Ms. Doherty and Dr. Cohen from 70% to 75%.

For each named executive officer who received an annual cash incentive for 2015, the threshold, target and maximum performance criteria were established with payout opportunities set at zero, one-times (1x), and two-times (2x) target incentive, respectively. Rewards for performance levels between these levels were interpolated. All annual cash incentive payments to our named executive officers are subject to the achievement of specific performance goals and, if achieved, are scheduled to be paid on or before March 15th of the year following the completion of the performance year. The Committee retains the discretion to adjust performance measures to focus on the operating performance of the Company, to avoid unintended compensation results and to ensure that participants are not inadvertently given incentives to avoid taking actions in the long-term interest of the Company and its stockholders.

For 2015, annual cash incentive payouts for the named executive officers were based on performance measured against both financial and non-financial goals. The principal financial goals related to achieving budget targets, including adjusted diluted earnings per share (EPS) excluding amortization expense, revenues and adjusted net income from continuing operations. The additional goals were integrally related to, and designed to foster key elements of, the Company’s five-point strategy. For example, since we have been engaged in extensive restructuring of our business since 2012, employee engagement is important to the Company’s performance. The Committee set the performance measures and the weights for each based on the relative importance of the goals. Each of the named executive officers had the same goals and weightings. The following chart shows the goals, the relative weight allocated to each goal, results and resulting payout factors for 2015. In response to the request of some stockholders, for the first time this year we are including information in this chart regarding threshold performance for our metrics.

2016 Proxy Statement
27

Weight					Weighted Payout
(%)	Measure/Objective	Threshold	Target	Plan Results	Factor %
20	Adjusted diluted earnings per share, excluding amortization expense	$4.51	$4.75	$4.77	21.6
40	Revenue attainment	$7,421MM	$7,607MM	$7,493MM	15.2
20	Adjusted net income	$605MM	$635MM	$640MM	23.6
10	Employee engagement	66.2	67.6	73.7	20.0
10	Medical quality and customer experience	multiple	multiple	multiple	8.4
	Total				88.8

Assessment of employee engagement was based on indices built from employee survey questionnaires.

Medical quality and customer experience focused on medical quality (50%) and customer service (50%), as part of the Company’s five-point strategy. These goals were developed to drive operational excellence during 2015 and to position the Company for the future. The medical quality goals included measures such as lost specimens and revised reports; the customer service goals included service quality measures such as patient waiting time, first call resolution and turn-around times.

Adjusted diluted EPS excluding amortization expense, revenue and adjusted net income were weighted heavily in order to provide the proper incentive to management to stimulate profitable growth.

Items for Which the Committee Retained Discretion
•	Gains and losses from the sale of a business	•	Gains or losses on debt extinguishment
•	Charges related to the impairment of goodwill or intangible assets	•	Extraordinary gains or losses, including material legal settlements
•	Charges related to reorganization and restructuring programs	•	Cumulative effect, or one-time gains or losses, from adoption of accounting changes
•	Charges related to the acquisition or integration of a company or business	•	Effects of changes in tax laws or the rate on deferred tax assets and liabilities

The Committee retains this discretion because:

•	These items may be outside the control of participants and could create “windfall” benefits or undue penalties (for example, changes in tax laws or accounting standards); and

•	Impact from these items could distract management from focusing on operating performance by penalizing participants for taking actions in the long-term interest of the Company and its stockholders (for example, a restructuring of operations) that might in the short term negatively impact a performance measure.

In accordance with Quest Diagnostics policy, for the reasons set forth above, for fiscal year 2015 the Committee made several adjustments, quantified in the table below, to the Company’s results for purposes of calculating performance under the SMIP. When making these adjustments, the Committee considered the factors noted above and the Company’s performance in 2015, including the items discussed in “2015 Company Performance” beginning on page 18. The Company disclosed these adjustments when reporting its 2015 financial performance.

2016 Proxy Statement
28

Items Adjusted For in 2015 Annual Incentive Calculations

		Net Income from
	Diluted EPS ($)	Continuing Operations ($)
Diluted EPS, as reported	4.87
Amortization expense	0.38
Diluted EPS, excluding amortization expense	5.25
Net income from continuing operations, as reported		709MM
Charges related to reorganization and restructuring programs	0.44	64MM
Loss on debt extinguishment	0.62	90MM
(Gain)/loss on sale of business	(1.70)	(248MM)
Impairment of intangible assets	0.08	12MM
Legal settlements	0.07	11MM
Change in tax reserve	0.01	2MM
Total adjustments	(0.48)	(69MM)
Adjusted financials for incentive purposes	4.77	640MM

Some individual adjustments made by the Committee had the effect of increasing adjusted diluted EPS excluding amortization expense and adjusted net income from continuing operations; others had the effect of decreasing these measures. Had the Committee not made the adjustments shown in the foregoing table, the weighted payout factor percentage for each of adjusted diluted EPS excluding amortization expense and adjusted net income from continuing operations would have been the maximum: 40%.

For 2015, the target incentives and payouts for the named executive officers are summarized in the following table.

	2015 Target Incentive	2015 Actual Payment	2015 Actual Payment	2015 Actual
	as a % of Salary	as a % of Target	as a % of Salary	Payment ($)
Mr. Rusckowski	130	89	115	1,303,140
Mr. Guinan	90	89	80	471,835
Mr. Davis	75	89	67	393,196
Ms. Doherty	75	89	67	391,403
Dr. Cohen	75	89	67	397,482

The following table shows, on a pro forma basis, the payments that would have been made, including as a percentage of target and as a percentage of salary, had the Committee not made the adjustments discussed above (these amounts would replace the numbers under the headings “2015 Actual Payment as a % of Target,” “2015 Actual Payment as a % of Salary” and “2015 Actual Payment” in the table preceding this paragraph).

	2015 Payment	2015 Payment	2015 Annual
	as a % of Target	as a % of Salary	Incentive ($)
	(Pro Forma)	(Pro Forma)	(Pro Forma)
Mr. Rusckowski	124	161	1,813,830
Mr. Guinan	124	111	656,744
Mr. Davis	124	93	547,286
Ms. Doherty	124	93	544,791
Dr. Cohen	124	93	553,251

2015 Conclusion

Overall, the Committee believes that the annual incentive payments made to our named executive officers for 2015 were consistent with the objectives of our executive compensation program.

2016 Proxy Statement
29

Long-Term Incentive Awards

Introduction

We design our long-term incentive awards to:

•	Align management’s compensation opportunities with the interests of our stockholders;

•	Provide long-term compensation opportunities consistent with market practice; and

•	Incent and reward long-term value creation.

To achieve these objectives, we currently award long-term incentives to our named executive officers annually in the form of equity awards as follows:

	Weight	Time
	(% of	Horizon
	Award	for Value
Component	Value)	Creation	Vesting	Purpose
Performance Shares	40	3 years	Performance-based 3-year cliff vesting	• Align executives with stockholders • Provide strong links with strategy and operating metrics • Performance-based vesting
RSUs	20	3 years	25% after 1 year, 25% after 2 years and remaining 50% after 3 years	• Align executives with stockholders • Balance long-term incentive package • Provide incentives to preserve value • Provide retention incentives
Stock Options	40	10 years	In 1/3rd increments annually over three years	• Align executives with stockholders • Highlight stock price appreciation as a key indicator of success

The time horizons shown operate in conjunction with, and in addition to, our stock ownership and retention requirements.

In determining the value of the long-term incentive component of each named executive officer’s compensation, the Committee considers, without limitation:

•	The value of similar incentive awards to executive officers in the peer group;

•	The executive’s scope of responsibility, experience and market opportunities that may be available to the executive; and

•	The executive’s performance and contribution to meeting the Company’s objectives.

The Committee is responsible in its use of equity as long-term incentive compensation and regularly monitors the use of equity compensation for executives and the Company as a whole from a competitive standpoint. The Committee believes that our equity awards, which emphasize performance shares and options for our most senior employees, including all of our executive officers, reflect a focus on pay for performance and competitive considerations and support our business strategy. The program also fosters the ownership culture that the Committee seeks to encourage among our employees, including our senior management.

Timing of Equity Awards; Awards Committee

It has been the Committee’s practice to make annual equity grants at a meeting held shortly after we announce our prior year’s earnings. It also has been the Committee’s practice to make equity grants to new hires and promoted employees, and other grants in special cases, from time to time as appropriate.

The Awards Committee, created by the Board, consists of one director and has authority to grant certain equity awards under the Employee Plan and to make corrections to awards approved by the Compensation Committee, to the extent the Awards Committee determines that corrections are necessary or appropriate to carry out the Compensation Committee’s intentions. At this time, the Awards Committee consists of Mr. Rusckowski.

The Awards Committee is authorized to grant the full range of awards that can be issued under the Employee Plan. There are, however, significant limits on awards that the Awards Committee may grant. These

2016 Proxy Statement
30

include: (i) a prohibition on awards to executive officers; (ii) a prohibition on awards to any individual whose base salary exceeds a threshold amount; (iii) an annual limit on awards granted to any individual; and (iv) an annual limit on aggregate awards granted. In addition, awards granted by the Awards Committee are required to vest over three years, in accordance with a schedule approved by the Board that is consistent with the vesting schedule that applies to equity awards approved by the Compensation Committee. It is expected that the Awards Committee will approve awards from time to time as it determines appropriate, and that the awards will be issued for, among other purposes, new hires, promoted employees, employee retention and special recognition awards, including for high-performing employees who generally are not eligible for annual equity awards. The Awards Committee regularly reports to the Compensation Committee awards granted by, and corrections made by, the Awards Committee. In 2015, 101,612 options, 1,942 performance shares, and 17,272 RSUs were granted by the Awards Committee.

Approach to Performance Share Awards

For each year since 2005, the Committee has included an annual grant of performance shares in the long-term incentive awards to our employees, including our executive officers. Performance shares encourage a long-term view and reinforce the link between financial results and rewards. Our performance shares are generally based on a three-year performance period and reward financial and operational performance during that period. The value that they provide depends on the level of achievement of predefined performance goals over the multi-year performance period. If minimum performance levels are not achieved, the performance shares are forfeited and provide no value. New performance share awards are made each year, and accordingly participating named executive officers will participate in up to three overlapping performance periods during each year.

For each performance share award, the Committee establishes baselines, target performance levels and the measurement period. When the Committee establishes the performance measure, it retains discretion to adjust items (generally under the same categories identified above in the discussion of annual incentive compensation, and for the same reasons). No performance shares will be earned if a specified minimum performance level is not achieved. For performance above the threshold level, payment will vary with actual performance achieved, up to a maximum payment of 2 times the target level. Determination of the shares payable pursuant to each award is made after the end of the performance period.

The Committee’s approach to performance share awards has been to establish targets that are challenging, yet attainable, and to provide that a maximum payout of 2x target requires extraordinary performance. The following table sets forth the aggregate performance share award payouts over the past five years, as compared to target, for the named executive officers then in office. Since 2005, although in some cases targets have been exceeded, performance share award payouts have never reached 1.5x target.

		Performance Share
		Payout as Compared
Performance Period	Year Paid	to Target (%)
2009 – 11	2012	117
2010 – 12	2013	33
2011 – 13	2014	0
2012 – 14	2015	2
2013 – 15	2016	19

The Committee believes that these results demonstrate the rigor of the targets adopted, that targets have been set at reasonable levels and that performance share award payouts have been sensitive to Company performance.

Determination of February 2012 Performance Share Awards

In February 2015, the Committee determined payment for performance share awards made in February 2012. At the time of grant, the Committee established baselines, performance measures, target performance levels and the measurement period. The performance measures were the Company’s revenue CAGR (50%) and average ROIC (50%) during the performance period (subject to adjustment as discussed above and calculated in accordance with the plan). The measurement period was January 1, 2012 to December 31, 2014.

2016 Proxy Statement
31

The following table shows the targeted performance levels (awards for performance between these percentiles are interpolated on a straight-line basis).

Performance Shares Earned (as
multiple of target number of
shares)	Average ROIC (%)	Revenue CAGR (%)
0	10.60	0
0.2	10.83	1
1	11.75	3.04
2	12.82	5.04

The Committee determined that the Company’s revenue CAGR during the performance period was .19%, and that the Company’s average ROIC during the performance period was below threshold. Based on these determinations, the Committee determined that the earnings multiple applicable to these awards during the performance period was 2% of target.

2015 Equity Awards

In February 2015, the Committee awarded long-term compensation for 2015 to the named executive officers, resulting in the equity awards shown for them in the “2015 Summary Compensation Table” and the “2015 Grants of Plan-Based Awards Table” on pages 35 and 37, respectively.

In considering the size of the award for each of these named executive officers, the Committee considered the factors described above, including the performance of the Company and the executive during 2014 and the competitive market for executive talent.

For 2015, the Committee granted equity awards to the more senior equity award recipients, including all of our executive officers, consisting of 40% stock options, 40% performance shares, and 20% RSUs. Less senior participants in the program received equity awards consisting solely of

ROIC

The Committee adopted the use of ROIC, along with revenue CAGR, as the performance share metrics in 2012 and has continued to use these metrics. The key building blocks of our ROIC metric are: (1) adjusted net operating profit after tax (“NOPAT”), and (2) Invested Capital, defined as average total debt and stockholders’ equity. ROIC is calculated as NOPAT/Invested Capital. In addition to being well supported by our stockholders, use of ROIC:

• Creates an effective balance between the revenue growth component (50% weight) and return (50% weight);

• Holds management accountable for efficient use of capital; and

• Further links executive compensation to value creation.

stock options and RSUs. The Committee also approved a significant number of equity awards, consisting solely of RSUs, to high-performing employees who generally do not receive equity awards as part of their annual compensation. These “special recognition awards” were designed to foster an alignment of stockholder interests with a broader group of employees, and to incentivize these employees to continue to perform at a high level.

We continued to use stock options as a component of our equity awards in 2015 because they align incentives with stockholder interests by rewarding appreciation in stock price. We believe that stock options are an appropriate incentive to motivate our employees. Stock options generally vest 1/3rd on each of the first, second and third anniversaries of the grant date.

As part of the Committee’s effort to maintain alignment of executive compensation with achievement of the Company’s financial goals and stockholder value, the Committee adopted a new performance measure for performance share awards, focused on the Company’s Invigorate cost excellence program, for the 2015 performance share awards. The performance measures for the 2015 performance share awards were: revenue CAGR (40%); ROIC (35%); and run-rate savings on the Company’s Invigorate cost excellence program (25%). For purposes of the awards, we calculate average ROIC by averaging, over the three-year performance period: (i) our annual income from continuing operations (excluding net income attributable to non-controlling interests) plus after-tax interest expense, divided by (ii) the total average debt and average stockholder equity for the relevant year. To increase the alignment of our performance share awards program with market

2016 Proxy Statement
32

practice, these awards provide for a payout at 50% of target upon achievement of threshold performance. The target performance shares subject to the 2015 performance share awards will be earned over a three-year period ending December 31, 2017 and will be paid out in shares of the Company’s common stock after the end of the performance period to the extent that the performance level is achieved. Determination of the shares payable pursuant to the 2015 performance share award will be made after the end of the performance period.

Since 2012, when we began issuing performance share awards based on average ROIC and on the revenue CAGR over the performance period, it has been the Company’s practice to disclose the performance targets for these awards at the conclusion of the performance period, but not at the inception of the performance period. In our conversations with stockholders, some stockholders have encouraged us to explain why we follow this approach. We believe that disclosure of the performance targets at the inception of the three-year performance cycle could work to our competitive disadvantage. Our targets are linked to our budget and to forecasts and projections that we, like other companies with which we compete, do not routinely disclose publicly or disclose only in general terms. If we were to disclose our specific targets, our competitors would gain an informational advantage that could enable them to anticipate our strategies and take steps to counter them. In this regard, we note that our performance metrics - average ROIC and revenue CAGR - are absolute, not relative to performance of other companies, and different from other measures that may not be as competitively sensitive (e.g., relative total stockholder return). Thus, the Company currently believes that it is in the best interest of its stockholders to continue its practice of disclosing the performance targets for performance share awards at the conclusion of the performance period, but not at the inception of the performance period.

We also continued to use RSUs as a component of our equity awards in 2015 because they enhance retention across business cycles by retaining a portion of their value if our stock price declines from the grant date price. RSUs also foster an ownership culture, help motivate employees to perform at peak levels across business cycles and motivate increasing stockholder value. RSUs generally vest as follows: 25% on each of the first and second anniversaries of the grant date and 50% on the third anniversary of the grant date.

2016 Actions

In February 2016, the Committee determined payment for performance share awards made in February 2013. The performance period for those awards ended on December 31, 2015. The performance measures were the Company’s revenue CAGR (50%) and the Company’s average ROIC (50%) (in each case subject to adjustment as discussed above and calculated in accordance with the plan). The Committee determined that the earnings multiple applicable to these awards during the performance period was 19% of target. Determination of these awards will be discussed in the 2017 Compensation Discussion and Analysis.

After discussion regarding potential changes in approach for 2016 long-term incentive awards, in February 2016 the Committee determined to revise the performance measures for the 2016 performance share awards. The Committee determined that because the performance period for the 2016 awards would extend after the expected 2017 conclusion of the Company’s Invigorate cost excellence program, the awards would not contain a measure focused on that program, but would instead contain the same measures used in performance share awards awarded from 2012 through 2014: the revenue CAGR (50%) and average ROIC (50%).

Other

Benefits

All employees who satisfy certain service requirements, including the named executive officers, are entitled to participate in the tax-qualified Quest Diagnostics Profit Sharing Plan (the “401(k) Plan”) and the non-qualified Supplemental Deferred Compensation Plan (“SDCP”). In the 401(k) Plan, participants may defer a portion of their eligible cash compensation up to limits established by law. The purposes of the 401(k) Plan and the SDCP are to provide eligible employees an opportunity to save for their retirement and, through Company matching contributions and credits, to provide supplemental retirement income to help us compete in the market for talented employees. For additional information regarding the SDCP, see “2015 Nonqualified Deferred Compensation Table” beginning on page 41.

2016 Proxy Statement
33

As part of his or her total compensation package, each named executive officer is eligible to participate in our broad-based employee benefit plans, such as medical, dental, group life insurance and disability plans and the Employee Stock Purchase Plan. Each of these benefits is provided on the same basis as available to other exempt employees. Our benefits are designed to attract and retain talented employees and to provide them with competitive benefits.

Perquisites

Perquisites represent a minor component of executive compensation. We provide perquisites that we believe are reasonable and competitive. In 2015, certain named executive officers were entitled to receive tax and financial planning services, within limits. The Company has a security plan approved by the Committee for Mr. Rusckowski; Mr. Rusckowski and his family use Company aircraft for personal travel. Pursuant to an Aircraft Timesharing Agreement approved by the Committee, Mr. Rusckowski will reimburse the Company for its aggregate incremental cost arising out of Mr. Rusckowski’s personal use of Company aircraft after the aggregate incremental cost to the Company of Mr. Rusckowski’s personal use exceeds $100,000 in a year. Pursuant to his employment agreement, the Company also reimbursed Mr. Rusckowski for driver and vehicle costs. These perquisites are disclosed in the “2015 Summary Compensation Table” on page 35.

Severance

The Company’s Executive Officer Severance Plan covers the named executive officers. No named executive officer will receive any severance benefits solely as a result of a change in control. For additional information, see “2015 Potential Payments upon Termination or Change in Control” on page 42 We believe that the severance benefits provided to our named executive officers are consistent with market practice and are appropriate recruiting and retention tools. The named executive officers have agreed to non-competition and non-solicitation covenants for a period following termination of employment.

Impact of Tax Treatment

The Internal Revenue Code precludes a public company from taking a tax deduction for annual compensation in excess of $1 million paid to its chief executive officer and the three most highly paid executive officers other than the chief financial officer. This limitation does not apply to compensation that meets tax code requirements for qualifying performance-based compensation. Annual incentive awards, and certain equity awards, for 2015 were awarded under the SMIP, which specifies a maximum amount that can be awarded to a participant for any year based on the Company’s earnings, i.e., 1% of the Company’s income before taxes and extraordinary gains and losses as reported in its audited consolidated financial statements for the relevant fiscal year, after adjustment for certain items identified in the SMIP. The amount of annual incentive actually awarded for the year, however, is determined by the Committee, applying the compensation framework described above and subject to the condition that the Company may pay less (but not more) than the maximum. For 2015, the Committee certified the maximum amount payable under the SMIP as $10,079,000 per executive and exercised its discretion to award lesser amounts under the plan. The Company’s annual cash bonuses and equity awards generally are designed to satisfy the requirements for deductible compensation, but the Committee retains the flexibility to pay compensation or grant awards that may not be deductible if the Committee determines it to be consistent with the Company’s objectives for our executive compensation program. The portion of Mr. Rusckowski’s base salary over $1 million is not considered performance-based and is not deductible by the Company.

Risk Assessment

In October 2015, the Committee conducted an annual review of the compensation arrangements for the Company’s employees, including the Company’s executive officers, to assess whether the arrangements, individually or in combination, encourage risk taking that is reasonably likely to have a material adverse effect on the Company. In assessing the risk, the Committee considered plan designs, plan operation, plan controls, oversight and review and competitive norms. In assessing the risk of plans that apply to our executive officers, the Committee also considered the risk guidelines suggested by the Center on Executive Compensation. The Committee concluded that the compensation arrangements for the Company’s employees, including the

2016 Proxy Statement
34

arrangements for the Company’s executive officers, do not encourage risk taking that is reasonably likely to have a material adverse effect on the Company. Factors supporting this conclusion include the following: (i) by utilizing a variety of performance metrics in our incentive programs, we discourage excessive risk taking by removing the incentive to focus on a single performance goal to the detriment of the Company’s overall performance; (ii) under both the SMIP and our performance shares, payouts are capped at a maximum level, thereby reducing the risk that executives might be motivated to attain excessively high performance in order to maximize payouts; (iii) we maintain a balance between short-term and long-term incentives; (iv) we maintain stock ownership and retention guidelines that are designed to incentivize our management team to focus on the Company’s long-term sustainable growth; and (v) we maintain a clawback policy, discussed in “Clawback Policy” on page 39, designed to prevent misconduct relative to financial reporting.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on its review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for 2015.

Compensation Committee

Timothy M. Ring, Chairman
John C. Baldwin, M.D.
Vicky B. Gregg
Jeffrey M. Leiden, M.D., Ph.D.
Gail R. Wilensky, Ph.D.

2015 Summary Compensation Table

This table summarizes the compensation for 2015 for each of our named executive officers.

						Non-Equity
						Incentive	All
						Plan	Other
				Stock	Option	Compensation	Compensation
Name and Principal Position	Year	Salary ($)(1)	Bonus	Awards ($)(2)	Awards ($)(3)	($)(4)	($)(5)	Total ($)
Stephen H. Rusckowski	2015	1,128,846		4,200,097	2,799,906	1,303,140	282,690	9,714,679
President and Chief	2014	1,050,000		4,020,044	2,680,163	1,291,290	225,338	9,266,835
Executive Officer	2013	1,050,000		4,575,351	2,124,608	134,339	288,917	8,173,215
Mark J. Guinan	2015	590,385		1,260,065	839,943	471,835	52,933	3,215,161
Senior Vice President	2014	550,000		1,200,004	800,054	468,270	67,351	3,085,679
and Chief Financial Officer	2013	222,115	250,000	2,700,023	799,566	19,674	73,079	4,064,457
James E. Davis	2015	590,385		1,140,072	759,936	393,196	47,284	2,930,873
Senior Vice President, Group	2014	536,539		1,050,029	700,055	355,296	25,821	2,667,740
Executive Regional Businesses
Catherine T. Doherty	2015	587,692		1,050,184	699,899	391,403	37,000	2,766,178
Senior Vice President, Group	2014	534,615		1,050,029	700,055	354,022	37,123	2,675,844
Executive Clinical Franchises	2013	520,000		1,195,132	554,940	35,824	47,266	2,353,162
Dr. Jon R. Cohen	2015	596,819		1,050,184	699,899	397,482	12,482	2,756,866
Senior Vice President, Group	2014	573,900		1,050,029	700,055	380,037	8,901	2,712,922
Executive Diagnostics Solutions	2013	573,900		1,195,132	554,940	39,537	46,914	2,410,423

(1)	Includes amounts deferred by named executive officers into the 401(k) Plan and the SDCP (see “2015 Nonqualified Deferred Compensation Table” beginning on page 41).

(2)	Represents the aggregate grant date fair value, based on the average of the high and low prices of our common stock on the grant date, of the performance share awards and RSUs granted. Performance share awards are valued at target. If the performance share awards were valued at maximum, the amounts shown in the column would be:

2016 Proxy Statement
35

	2013 ($)	2014 ($)	2015 ($)
Rusckowski	7,625,586	6,700,073	7,000,139
Guinan	3,500,032	2,000,006	2,100,084
Davis	N/A	1,750,031	1,900,097
Doherty	1,991,867	1,750,031	1,750,284
Cohen	1,991,867	1,750,031	1,750,284

(3)	Represents the aggregate grant date fair values of the awards. The assumptions made when calculating the amounts in this column are found in footnote 16 to the Consolidated Financial Statements of Quest Diagnostics Incorporated and its Subsidiaries, as filed with the SEC in the Company’s Annual Report on Form 10-K for 2015.

(4)	Represents payments under the SMIP in respect of the year earned and includes amounts deferred under the SDCP. See the discussion regarding annual incentive compensation in “Compensation Discussion and Analysis” beginning on page 18 for further information regarding the performance measures.

(5)	All other compensation for 2015 consists of the following:

	Rusckowski		Guinan	Davis	Doherty	Cohen
	($)		($)	($)	($)	($)
Matching contributions under the 401(k) Plan	13,250		13,250	13,250	12,808	12,482
Matching credits under SDCP	107,757		39,683	34,034	24,192
Tax and financial planning	10,724
Personal ground transportation	67,186	(a)
Use of company aircraft	83,773	(b)
Totals	282,690		52,933	47,284	37,000	12,482

(a)	Includes the following expenses attributable to Mr. Rusckowski’s personal use of a company vehicle: (i) the portion of the vehicle lease cost (determined as a percentage of the total use of the vehicle); (ii) the invoiced expenses of the vehicle’s driver; and (iii) invoiced vehicle repair and maintenance costs.

(b)	The Company has a security plan approved by the Compensation Committee for our Chief Executive Officer; Mr. Rusckowski and his family use Company-provided aircraft for personal travel. Personal use of our aircraft by other employees requires approval by the Chief Executive Officer. The Compensation Committee has adopted a policy regarding personal use of the corporate aircraft by our Chief Executive Officer. In connection with the policy, the Chief Executive Officer entered into a time sharing agreement with the Company under which he reimburses the Company for its aggregate incremental costs related to his personal use of Company aircraft above $100,000. The amount shown in the chart is the incremental cost to the Company of personal use of the corporate aircraft. Incremental costs are based on the variable costs that the Company incurred: operating cost per flight hour, including fuel, lubricants and maintenance; landing and parking fees; crew expenses; and small supplies and catering. Excludes non-variable costs that would have been incurred regardless of whether there was any personal use of the aircraft.

2016 Proxy Statement
36

2015 Grants of Plan-Based Awards Table

This table provides information about plan-based awards granted in 2015.

								All Other	All Other			Grant
								Stock	Option			Date
								Awards:	Awards:	Exercise	Closing	Fair
		Estimated Future Payouts			Estimated Future Payouts			Number of	Number of	or Base	Market	Value of
		Under Non-Equity Incentive			Under Equity Incentive			Shares of	Securities	Price of	Price on	Stock and
		Plan Awards			Plan Awards			Stock or	Underlying	Option	Grant	Option
		Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Date	Awards
Name	Grant Date	($)(1)	($)(1)	($)(1)	(#)(2)	(#)(2)	(#)(2)	(#)(3)	(#)(4)	($/Sh)(5)	($/Sh)	($)(6)
Rusckowski	2/23/2015	—	1,467,500	2,935,000	19,672	39,343	78,686					2,800,041
	2/23/2015								241,995	71.17	70.99	2,799,906
	2/23/2015							19,672				1,400,056
Guinan	2/23/2015	—	531,346	1,062,692	5,902	11,803	23,606					840,020
	2/23/2015								72,596	71.17	70.99	839,943
	2/23/2015							5,902				420,045
Davis	2/23/2015	—	442,788	885,576	5,340	10,679	21,358					760,024
	2/23/2015								65,681	71.17	70.99	759,936
	2/23/2015							5,340				380,048
Doherty	2/23/2015	—	440,769	881,538	4,919	9,837	19,674					700,099
	2/23/2015								60,492	71.17	70.99	699,899
	2/23/2015							4,919				350,085
Cohen	2/23/2015	—	447,614	895,228	4,919	9,837	19,674					700,099
	2/23/2015								60,492	71.17	70.99	699,899
	2/23/2015							4,919				350,085

(1)	Represents the threshold, target, and maximum awards set for the 2015 SMIP. The actual amount of award paid is included in the “2015 Summary Compensation Table” on page 35 under the column titled “Non-Equity Incentive Plan Compensation.”

(2)	Represents threshold, target, and maximum awards for performance shares granted in 2015; for threshold, assumes that minimum performance required for payout is achieved for each performance metric. The performance period for the performance shares granted during 2015 ends December 31, 2017. No dividends are payable on performance shares until, and then only to the extent that, the shares are earned and vested following the end of the performance period. For further discussion of the performance metrics see “Compensation Discussion and Analysis” beginning on page 18.

(3)	Represents the number of RSUs granted in 2015.

(4)	Represents the number of options granted in 2015.

(5)	The exercise price is the average of the high and low sales price of the Company’s common stock on the grant date.

(6)	Represents the grant date fair market value of each award as determined pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation—Stock Compensation.”

Additional Information Regarding 2015 Summary Compensation and Grants of Plan-Based Awards Tables

Please see “Compensation Discussion and Analysis,” beginning on page 18, for additional information regarding the material terms of targets noted in the 2015 Summary Compensation Table, regarding the amount of salary and bonus in proportion to total compensation and regarding our share ownership and retention guidelines. No named executive officer participates in a Company-sponsored tax-qualified defined benefit plan or non-qualified supplemental defined benefit plan.

Key Terms of Equity Awards Granted in 2015. Performance shares, options and RSUs were awarded to the named executive officers in February 2015. Each option generally has a term of ten years, subject to earlier expiration upon termination of employment. Options generally vest ratably over a three-year period, performance shares generally vest on February 28 of the year following the end of the three-year performance period and RSUs generally vest 25%, 25% and 50% on the first, second and third anniversary, respectively, of the grant date. Dividend equivalents are payable on the RSUs in the same amounts, if any, as dividends are paid on the Company’s outstanding shares of common stock. We do not pay dividend equivalents on performance shares. After RSUs and performance shares have vested and settled by the delivery of shares of

2016 Proxy Statement
37

common stock, those shares receive dividends on the same basis as all other outstanding shares of the Company’s common stock

In general, any awards of options, RSUs or performance shares that have not vested as of the date of an employee’s termination of employment are cancelled. In the event of termination due to death or disability, however, awards vest in full, and in the event of involuntary termination without cause or as a result of a divestiture the employee will vest in outstanding options and RSUs that would have vested if the employee had remained employed for an additional twelve months and in a pro rata number of performance shares based on the number of months in the performance period that have lapsed at the time of termination. Performance shares that vest in connection with termination of employment remain nevertheless subject to the earn-out requirements based on Company performance during the performance period ending December 31, 2017 and are paid only at the end of the three-year performance period and only to the extent that the performance conditions have been satisfied.

In addition, the awards vest following a “change in control” only if, within two years after the change in control, the named executive officer’s employment is terminated by the Company without “cause” or by the named executive officer for “good reason” (definitions of these terms are provided under “2015 Potential Payments Upon Termination or Change in Control” beginning on page 42 below), or if the surviving entity in the change in control does not agree to assume the awards or grant substitute awards that present similar economic opportunity. A “change in control” occurs if and when:

(i)	any person becomes the beneficial owner of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding securities; or

(ii)	a majority of the Company’s directors are not “continuing directors;” or

(iii)	the Company consummates any of the following transactions that are required to be approved by stockholders: (a) a transaction in which the Company ceases to be an independent publicly-owned corporation, (b) the sale or other disposition of all or substantially all of the Company’s assets or (c) a plan of partial or complete liquidation of the Company.

Effect of One-Time Awards. From time to time, we make special one-time awards in connection with a key executive joining the Company. Mr. Guinan’s 2013 compensation included the following one-time sign-on awards, awarded to Mr. Guinan to induce him to join the Company and to compensate him for certain forfeitures incurred in connection with the termination of his employment with his prior employer: (a) a one-time cash payment of $250,000; and (b) a $1,499,980 award of RSUs, included in the $2,700,023 shown for 2013 under the heading “Stock Awards” (the balance of the value shown under the heading “Stock Awards” reflects the performance shares and RSUs that Mr. Guinan received as part of his annual 2013 equity award). These one-time awards to Mr. Guinan were not part of his normal compensation and will not be repeated after his year of hire. The following table shows the compensation information for Mr. Guinan for 2013, 2014 and 2015, prepared using the same methodology as used for our 2015 Summary Compensation Table, but excluding the value of the one-time awards made in his year of hire. The table is not a substitute for the tables and disclosures required by the SEC’s rules but instead is intended to assist stockholders in understanding the effect of the one-time awards made to our chief financial officer in connection with his hiring.

						Non-Equity
						Incentive	All
						Plan	Other
				Stock	Option	Compensation	Compensation
Name and Principal Position	Year	Salary ($)	Bonus	Awards ($)	Awards ($)	($)	($)	Total ($)
Mark J. Guinan	2015	590,385		1,260,065	839,943	471,835	52,933	3,215,161
Senior Vice President	2014	550,000		1,200,004	800,054	468,270	67,351	3,085,679
and Chief Financial	2013	222,115	(1)	1,200,043 (2)	799,566	19,674	73,079	2,314,477
Officer

(1)	Adjusted from the 2015 Summary Compensation Table to remove Mr. Guinan’s $250,000 sign-on cash bonus.

(2)	Adjusted from the 2015 Summary Compensation Table to remove a one-time sign-on grant of RSUs having a grant date fair value of $1,499,980.

2016 Proxy Statement
38

Clawback Policy. We maintain an Incentive Compensation Recoupment Policy (commonly known as a “clawback” policy). The recoupment policy covers all of our current and former executive officers, our principal accounting officer and any other employee who receives an equity award under our Employee Plan. Under the policy, incentive compensation (including without limitation cash and equity awards (whether vested or unvested)) is subject to recoupment and recovery by the Company, including after an award has been settled or paid, if a performance measure considered by the Compensation Committee in making the award is adjusted or restated in a manner that would have had the effect of reducing the size of the award when made. In addition, if a covered employee engaged in gross negligence or intentional misconduct that contributed to the award or payment of incentive compensation that is greater than would have been paid or awarded absent the misconduct, we may seek to recover the entire award or payment, or take other remedial and recovery action, as determined by the Compensation Committee. Thus, for example, if supervisory personnel were to engage in gross negligence or intentional misconduct, the policy would apply.

Employment Agreement. Mr. Rusckowski entered into an employment letter agreement with the Company on April 9, 2012 in connection with his appointment as President and CEO. On June 11, 2015, the Company and Mr. Rusckowski amended the employment agreement to extend its initial term so that it will expire on December 31, 2018 instead of December 31, 2015; no other terms of the agreement were amended. The employment agreement provides for:

•	an annual base salary, subject to annual review by the Board (or a committee thereof);

•	participation in the SMIP, with a target amount of 130% of his annual base salary;

•	eligibility for annual long-term incentive awards;

•	participation in the employee benefit programs generally available to senior executives of the Company, including health insurance, life and disability insurance, the Employee Stock Purchase Plan, a 401(k) plan and a flexible spending plan;

•	application of the Company’s share ownership and retention guidelines to Mr. Rusckowski;

•	reimbursement for the cost of a personal driver for business purposes (including transportation between Mr. Rusckowski’s personal residence and the Company’s offices); and

•	Mr. Rusckowski’s participation in the Executive Officer Severance Plan, as a Schedule A participant. In addition, pursuant to his employment agreement Mr. Rusckowski is entitled to treat as a “qualifying termination” under the Severance Plan a termination by him for “good reason” prior to a “change in control,” and his severance will include a pro rata bonus, based on actual performance, for his termination year. See “2015 Potential Payments Upon Termination or Change in Control” beginning on page 42.

Mr. Rusckowski’s employment agreement also provides that his performance-based and incentive-based compensation is subject to clawback by the Company pursuant to any Company corporate governance guidelines or policies, each as may be in effect from time to time. In addition, Mr. Rusckowski has entered into the Company’s standard restrictive covenant agreement, which includes a covenant to not compete with the Company and not to solicit the Company’s employees or customers for a period of one year following the termination of his employment.

Either party may terminate the employment agreement at the end of the term upon six months’ notice to the other party. If neither party does so, the term of the agreement will automatically be extended for successive one-year periods until either party provides the other with six months’ notice of its intent to terminate the agreement at the end of the then current term.

2016 Proxy Statement
39

Outstanding Equity Awards at 2015 Fiscal Year-End

This table provides information regarding stock option and unvested stock awards held at December 31, 2015.

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)

Rusckowski	5/1/2012	168,600		58.18	5/1/2022
	2/25/2013	112,326	56,164	56.12	2/25/2023	23,861	1,697,472
	2/13/2014	81,521	163,044	52.17	2/13/2024	19,266	1,370,583	51,376	(3)	3,654,889
	2/23/2015		241,995	71.17	2/23/2025	19,672	1,399,466	39,343	(4)	2,798,861
Guinan	8/19/2013	41,022	20,511	58.37	8/19/2023	6,018	428,121
	8/19/2013					12,850	914,149
	2/13/2014	24,335	48,670	52.17	2/13/2024	5,751	409,126	15,336	(3)	1,091,003
	2/23/2015		72,596	71.17	2/23/2025	5,902	419,868	11,803	(4)	839,665
Davis	5/20/2013	31,716	15,858	60.68	5/20/2023	4,343	308,961
	5/20/2013					2,500				177,850
	2/13/2014	21,293	42,587	52.17	2/13/2024	5,033	358,048	13,419	(3)	954,628
	2/23/2015		65,681	71.17	2/23/2025	5,340	379,888	10,679	(4)	759,704
Doherty	2/11/2009	23,667		51.20	2/11/2019
	2/10/2010	23,667		55.65	2/10/2020
	2/15/2011	23,667		56.82	2/15/2021
	5/16/2011	9,167		57.35	5/16/2021
	2/27/2012	44,000		57.61	2/27/2022
	2/25/2013	29,339	14,670	56.12	2/25/2023	6,234	443,487
	2/13/2014	21,293	42,587	52.17	2/13/2024	5,033	358,048	13,419	(3)	954,628
	2/23/2015		60,492	71.17	2/23/2025	4,919	349,938	9,837	(4)	699,804
Cohen	2/27/2012	13,680		57.61	2/27/2022
	2/25/2013	14,670	14,670	56.12	2/25/2023	6,234	443,487
	2/13/2014	21,293	42,587	52.17	2/13/2024	5,033	358,048	13,419	(3)	954,628
	2/23/2015		60,492	71.17	2/23/2025	4,919	349,938	9,837	(4)	699,804

(1)	Each option generally vests in three equal installments on the first three anniversaries of the grant date, subject to earlier expiration following termination of employment. The consequences for 2015 awards of events such as termination of employment are described under “Key Terms of Equity Awards Granted in 2015,” beginning on page 37. These terms also apply to the awards received by the named executive officers in 2014 and Mr. Guinan’s 2013 awards. Awards to the other named executive officers made in 2013 and earlier years generally have similar terms except that: (i) the awards generally provide for partial vesting for the year of termination, except termination for cause, prorated based on the number of whole months served since the immediately preceding vesting date; (ii) upon a termination of employment by the Company that would entitle the employee to severance benefits, the employee will vest in any outstanding options that would have vested if the employee had remained employed for an additional twelve months; and (iii) awards vest in full upon a change in control.

(2)	Represents RSUs awarded in 2015, 2014 and 2013. RSUs generally vest 25% on each of the first anniversary and second anniversary of the grant date and 50% on the third anniversary of the grant date. The consequences for 2015 awards of events such as termination of employment are described under “Key Terms of Equity Awards Granted in 2015,” beginning on page 37. These terms also apply to the awards received by the named executive officers in 2014 and Mr. Guinan’s 2013 awards. Awards to the other named executive officers made in 2013 and earlier years generally have similar terms, except for the exceptions noted in footnote (1) above.

The grant date February 25, 2013 (grant date August 19, 2013 in the case of Mr. Guinan) also includes performance shares awarded in 2013 and earned based on the performance period that began January 1, 2013 and ended on December 31, 2015. The number of shares issuable pursuant to the awards was determined in February 2016 and was subject to service-based vesting through February 28, 2016. The

2016 Proxy Statement
40

performance shares earned by each named executive officer were as follows: Mr. Rusckowski—10,273 shares; Mr. Guinan—2,591 shares; Mr. Davis—1,870 shares; Ms. Doherty—2,684 shares; and Dr. Cohen—2,684 shares.

(3)	Represents target performance shares awarded in 2014. The performance period began on January 1, 2014 and ends on December 31, 2016. If the performance goals are met, awards are made in stock in the first quarter following the end of the performance period.

(4)	Represents target performance shares awarded in 2015. The performance period began on January 1, 2015 and ends on December 31, 2017. If the performance goals are met, awards are made in stock in the first quarter following the end of the performance period. Performance goals and calculation of performance awards are described in “Compensation Discussion and Analysis” beginning on page 18.

(5)	Represents fair market value of shares using the closing price on December 31, 2015 of $71.14.

2015 Option Exercises and Stock Vested Table

This table provides information regarding stock option exercises during 2015, including the number of shares of common stock acquired upon exercise and the aggregate amount realized on each exercise. The table also provides information regarding RSUs that vested and were paid during 2015 and performance share awards that were earned based on the performance period ending on December 31, 2014 and were determined and paid during 2015, including the number of shares awarded and the value realized as of January 31, 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting		Value Realized on Vesting ($)

Rusckowski	—	—	24,733	(1)	1,769,300	(1)
			875	(2)	61,714	(2)
			25,608	(3)	1,831,014	(3)
Guinan	—	—	10,056	(1)	733,328	(1)
			—	(2)	—	(2)
			10,056	(3)	733,328	(3)
Davis	—	—	5,413	(1)	395,266	(1)
			—	(2)	—	(2)
			5,413	(3)	395,266	(3)
Doherty	—	—	7,001	(1)	496,534	(1)
			270	(2)	19,043	(2)
			7,271	(3)	515,577	(3)
Cohen	—	—	6,762	(1)	479,677	(1)
			252	(2)	17,774	(2)
			7,014	(3)	497,451	(3)

(1)	RSUs that vested and were paid during 2015.

(2)	Performance share awards that were earned based on the performance period ending on December 31, 2014 and were determined and paid during 2015.

(3)	Total of (1) and (2).

2015 Nonqualified Deferred Compensation Table

This table provides information regarding participation by the named executive officers in the SDCP, the Company’s plan that provides for the deferral of compensation on a basis that is not tax-qualified. All named executive officers are eligible to participate in the SDCP. Under the SDCP, participants may defer up to 50% of their regular salary in excess of the Internal Revenue Service limit on compensation eligible for the 401(k)

2016 Proxy Statement
41

Plan. In addition, participants may defer up to 95% of their annual incentive compensation in excess of the Internal Revenue Service limit on compensation eligible for the 401(k) Plan. The Company provides a 100% matching credit on amounts deferred up to a maximum of 5% of eligible cash compensation, and may, in its discretion, credit additional amounts to a participant’s account. The SDCP is a non-qualified plan under the Internal Revenue Code and does not provide for guaranteed returns on plan contributions. A participant’s deferrals, together with Company matching credits, are adjusted for earnings or losses measured by the rate of return on the notional investments available under the plan to which participants allocate their accounts. Participants may change investment elections, selecting from among investment options offered under the SDCP, on any business day. Distributions are made after termination of employment or on a date, selected by the participant, prior to the termination of employment.

Name	Executive Contributions in 2015 ($)(1)	Registrant Contributions in 2015 ($)(2)	Aggregate Losses in 2015 ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/15 ($)(4)

Rusckowski	1,609,110	105,641	(32,687)	—	3,022,552
Guinan	38,577	38,577	(1,608)	—	119,212
Davis	241,053	32,928	(5,808)	—	502,153
Doherty	92,346	23,087	(1,891)	—	1,574,238
Cohen	—	—	(64)	—	307,967

(1)	Amounts deferred at the election of the named executive officer. These amounts are included in the “2015 Summary Compensation Table” on page 35 in 2015 salary and 2015 non-equity incentive plan compensation (payable in 2015).

(2)	Company matching credits. These amounts are included in the column “All Other Compensation” in the “2015 Summary Compensation Table” on page 35.

(3)	Earnings (losses) on SDCP accounts. These earnings (losses) are not required to be reported as compensation in the “2015 Summary Compensation Table.”

(4)	All amounts contributed by a named executive officer and by the Company in prior years have been reported in the summary compensation table in our previously filed proxy statements in the year earned, to the extent that the executive was named in such proxy statement and the amounts were so required to be reported in such tables.

2015 Potential Payments Upon Termination or Change in Control

During 2015, the Severance Plan covered all named executive officers. The Severance Plan provides severance benefits in connection with a “qualifying termination,” which is defined to mean a termination of employment: (1) prior to a “change in control,” by the Company other than for “cause;” and (2) after a “change in control,” by the Company other than for “cause” or by the executive officer for “good reason.”

Unless the “qualifying termination” occurs in connection with a “change in control,” the severance benefit for Schedule A participants in the Severance Plan generally is a lump sum equal to two times the executive officer’s annual base salary at the annual rate in effect on the date of termination of employment plus two times the annual award of variable compensation at the most recent target level. For Schedule B participants, the severance benefit multiplier is one times, rather than two times, annual base salary plus the annual target award of variable compensation. Mr. Rusckowski is a Schedule A participant, and each of Dr. Cohen, Mr. Davis, Ms. Doherty and Mr. Guinan is a Schedule B participant, in the Severance Plan.

The executive officer and eligible dependents would also be entitled to coverage under the Company’s group medical and life insurance benefit programs on the same terms the Company provides to similarly situated executives for up to 18 months (in the case of Schedule A participants) or up to 12 months (in the case of Schedule B participants) following a qualifying termination. In addition, the executive officer is entitled to receive outplacement assistance for one year and a lump sum payment equal to the amount of any matching contributions or credits made by the Company to the Company’s 401(k) Plan and the SDCP on behalf of the executive officer during the year preceding termination.

2016 Proxy Statement
42

Executive officers are not entitled to cash severance benefits on a “change in control.” However, the cash payments due on an involuntary termination by the Company without “cause” or by the named executive officer for “good reason” are increased if the termination occurs in connection with a “change in control.” If the “qualifying termination” occurs during the 24-month period following a “change in control,” or under certain conditions during the 6-month period prior to a “change in control” in anticipation thereof, the severance benefit for Schedule A participants in the Severance Plan will be a lump sum equal to three times the executive officer’s annual base salary and three times the annual award of variable compensation at the most recent target level. For Schedule B participants, the multiplier is two times, rather than three times, the relevant amount. In addition, the executive officer would receive a prorated lump sum payment based on the target incentive award for the year of termination. There is no enhancement to the medical and life insurance coverage and 401(K) plan and SDCP benefits described above for terminations not in connection with a “change in control.” For the treatment of stock options, RSUs and performance share grants upon an executive officer’s termination of employment with rights to receive severance or on a change in control, see “Key Terms of Equity Awards Granted in 2015” beginning on page 37.

The Severance Plan uses the following defined terms:

•	“Cause” means the executive officer’s (1) willful and continued failure to perform duties, (2) willfully engaging in illegal conduct or gross misconduct, (3) engaging in conduct or misconduct that materially harms the reputation or financial position of the Company, (4) obstruction or failure to cooperate with any investigations, (5) commission of a felony or (6) being found liable in any SEC or other civil or criminal securities law action.

•	“Good reason” generally includes (1) any material adverse changes in the duties, responsibilities or status of the executive officer, (2) a material reduction in base salary or annual performance incentive target or equity incentive compensation target opportunities, (3) a relocation more than 50 miles from the executive officer’s original location that increases the executive officer’s commute by more than 50 miles, (4) the Company’s failure to continue any significant compensation and benefit plans or (5) the Company’s failure to obtain the assumption of the Company’s obligations from any successor.

“Change in control” is defined for purposes of the Severance Plan in a manner that is substantially identical to the definition used for purposes of our equity awards (see “Key Terms of Equity Awards Granted in 2015” beginning on page 37).

Under the Severance Plan, the named executive officers are not entitled to any severance benefits on a voluntary termination unless the voluntary termination is in connection with a “change in control” and is for “good reason.” However, in addition to his benefits under the Severance Plan, Mr. Rusckowski is entitled, pursuant to his employment agreement, to treat as a “qualifying termination” under the Severance Plan a termination by him for “good reason” prior to a “change in control,” and his severance upon a “qualifying termination” will include a pro rata bonus, based on actual performance, for his termination year.

This table provides information regarding the potential payments that would become payable on an involuntary termination not for “cause” and not in connection with a “change in control.” The table assumes a December 31, 2015 termination date and the closing price of the Company’s common stock as of December 31, 2015, which was $71.14.

Name	Cash Compensation ($)(1)	Accelerated Vesting of Stock Options ($)(2)	Accelerated Vesting of Performance Shares ($)(3)	Accelerated Vesting of RSUs ($)(4)	Benefits ($)(5)	Total ($)

Rusckowski (6)	5,060,000	2,976,549	5,202,895	2,020,945	200,000	15,460,389
Guinan	1,092,500	1,108,598	1,727,848	1,714,118	100,000	5,743,064
Davis	1,006,250	809,899	1,374,069	639,904	100,000	3,930,122
Doherty	1,006,250	777,470	1,339,993	520,816	90,000	3,734,529
Cohen	1,006,250	777,470	1,339,993	520,816	70,000	3,714,529

2016 Proxy Statement
43

(1)	Represents two times or one times (depending on whether the executive is a Schedule A or Schedule B participant in the Severance Plan) the sum of base salary plus the target annual incentive, payable at the same time annual incentives are ordinarily paid to similarly situated executives.

(2)	Represents the value of accelerated “in the money” stock options that would have vested if the executive had remained employed through December 31, 2016 (such date being the first anniversary of the executive’s assumed termination date of December 31, 2015), excluding any options that would have vested as a result of monthly proration on a voluntary termination without any right to severance benefits (generally, options granted to the named executive officers in 2013, except those held by Mr. Guinan).

(3)	Represents the value of accelerated performance shares that would have vested if the executive had remained employed through December 31, 2016, excluding performance shares that would have vested as a result of monthly proration on a voluntary termination without any right to severance benefits (generally, performance shares granted to the named executive officers in 2013, except those held by Mr. Guinan). Performance shares for the performance period ended December 31, 2015 are based on shares actually earned; performance shares for performance periods ending subsequent to December 31, 2015 are based on target.

(4)	Represents the value of accelerated RSUs that would have vested if the executive had remained employed through December 31, 2016, excluding RSUs that would have vested as a result of monthly proration on a voluntary termination without any right to severance benefits (generally, RSUs granted to the named executive officers in 2013, except those held by Mr. Guinan).

(5)	Includes the cost of group medical and life insurance coverage to the participant to the same extent as the Company pays for such coverage for similarly situated executives. Also includes estimated cost of outplacement services for one year and an amount, payable in a lump sum, equal to any matching contributions or credits made by the Company on behalf of the participant to the 401(k) Plan and the SDCP during the year preceding the date of termination.

(6)	Amounts shown also would be payable to Mr. Rusckowski pursuant to his employment agreement if he terminates employment for “good reason” prior to a “change in control.”

This table provides information regarding the potential payments that would become payable on a termination for “good reason” or an involuntary termination not for “cause” in connection with a “change in control.” The table assumes a December 31, 2015 termination date and the closing price of the Company’s common stock as of December 31, 2015, which was $71.14.

Name	Cash Compensation ($)(1)	Accelerated Vesting of Stock Options ($)(2)	Accelerated Vesting of Performance Shares ($)(3)	Accelerated Vesting of RSUs ($)(4)	Benefits ($)(5)	Total ($)(6)

Rusckowski	7,590,000	3,234,362	6,494,371	2,931,181	200,000	20,449,914
Guinan	2,185,000	1,185,541	2,114,992	1,986,940	100,000	7,572,473
Davis	2,012,500	877,241	1,722,442	885,408	100,000	5,597,591
Doherty	2,012,500	844,812	1,665,103	750,100	90,000	5,362,515
Cohen	2,012,500	844,812	1,665,103	750,100	70,000	5,342,515

(1)	Represents three times or two times (depending on whether the executive is a Schedule A or Schedule B participant in the Severance Plan) the sum of base salary and target annual incentive. Excludes annual incentive compensation payable in respect of 2015 but unpaid as of December 31, 2015 (the amount of the annual incentive compensation for 2015 is set forth in the “2015 Summary Compensation Table” beginning on page 35.

(2)	Represents the value of accelerated “in the money” stock options, excluding options that would have been vested as a result of monthly proration on a voluntary termination without any right to severance benefits (generally, options granted to the named executive officers in 2013, except those held by Mr. Guinan). Stock options awarded in 2013, except those held by Mr. Guinan, vest upon a “change in control.”

2016 Proxy Statement
44

(3)	Represents the value of accelerated performance shares, excluding performance shares that would have been vested as a result of monthly proration on a voluntary termination without any right to severance benefits (generally, performance shares granted to the named executive officers in 2013, except those held by Mr. Guinan). Performance shares for the performance period ended December 31, 2015 are based on shares actually earned. Performance shares for performance periods ending after December 31, 2015 represent the greater of (i) the number of shares that would be earned based on Company performance through December 31, 2015 and (ii) the target number of performance shares. Performance share awards awarded in 2013, except those held by Mr. Guinan, cease to be subject to a service-based vesting requirement upon a “change in control.”

(4)	Represents the value of accelerated RSUs, excluding RSUs that would have vested as a result of monthly proration on a voluntary termination without any right to severance benefits (generally, RSUs granted to the named executive officers in 2013, except those held by Mr. Guinan). RSU awards awarded in 2013, except those held by Mr. Guinan, vest upon a “change in control.”

(5)	Includes the cost of group medical and life insurance coverage to the participant to the same extent as the Company pays for such coverage for similarly situated executives. Also includes estimated cost of outplacement services for one year and an amount, payable in a lump sum, equal to any matching contributions made by the Company on behalf of the participant to the 401(k) Plan and the SDCP during the year preceding the date of termination.

(6)	Amounts payable under the Severance Plan upon termination of employment following a change in control are subject to reduction (“cutback”) to eliminate any loss of deduction for the Company, and any imposition of excise tax on the executive, pursuant to Sections 280G and 4999 of the Internal Revenue Code, respectively. The cutback would reduce severance and other benefits to the maximum amount that could be paid without exceeding the Section 280G threshold and will apply if the net after-tax amount received by the executive exceeds the net after-tax amount the executive would receive if the full benefits were paid and the excise tax imposed. Amounts shown in the table do not reflect the impact of the potential cutback.

If the employment of a named executive officer had terminated by reason of death or disability on December 31, 2015, the executive would have been entitled to accelerated vesting of stock options and RSUs in the same amounts shown in the foregoing table, and would have been entitled to accelerated vesting of performance shares in an amount less than that shown in the table.

The named executive officers are not entitled to any benefits upon death or disability beyond what is available to other exempt employees. In the case of any termination (other than for termination for cause), named executive officers are entitled to exercise vested stock options and to receive vested and earned RSUs and performance shares. For the consequences of termination of employment on vesting of equity awards, see “Key Terms of Equity Awards Granted in 2015” beginning on page 37; equity awards made in prior years generally have similar terms except as noted in footnote (1) to “Outstanding Equity Awards at 2015 Fiscal Year-End Table” on page 40. In addition, on any termination, each named executive officer is entitled to receive benefits available generally to exempt employees, such as distributions under the 401(k) Plan and SDCP. For the account balances of each named executive officer under the SDCP, see “2015 Nonqualified Deferred Compensation Table” beginning on page 41.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company believes that all required reports have been timely filed since January 1, 2015 under the SEC’s rules for reporting transactions by executive officers, directors and persons who own more than 10% of our common stock, except with respect to quarterly deferrals of cash retainer and meeting fees into cash-settled phantom stock units, made during 2014 and three quarters of 2015 in accordance with the Company’s Deferred Compensation Plan for Directors, which, as a result of an administrative oversight by the Company, were inadvertently reported late on a Form 4 filed on behalf of Mr. Ring on October 5, 2015.

2016 Proxy Statement
45

Equity Compensation Plan Information

This table provides information as of December 31, 2015 about our common stock that may be issued upon the exercise of options, warrants and rights under the Company’s equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted- average exercise price of outstanding options, warrants and rights ($) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (c)

Equity compensation plans approved by security holders
Employee Long-Term Incentive Plan (1)	9,171,188	(5)	$59.82	14,644,608	(6)(7)
Long-term Incentive Plan for Non-Employee Directors (2)	314,441		$57.40	63,848
Employee Stock Purchase Plan	—		N/A	970,084	(8)
Equity compensation plans not approved by security holders (3)	—		N/A	—

Total (4)	9,485,629		$59.75	15,678,540

(1)	Awards under this plan may consist of stock options, performance shares to be settled by the delivery of shares of common stock (or the value thereof), stock appreciation rights, restricted shares and RSUs to be settled by the delivery of shares of common stock (or the value thereof).

(2)	Awards under this plan may consist of stock options or stock awards (which may consist of shares or the right to receive shares, or the value thereof, in the future).

(3)	The table does not include 14,538 shares of common stock that were issued to the trust for the SDCP prior to May 2004 that may be distributed to participants under the SDCP. While the SDCP does not provide a stock fund as a current notional investment option, the plan includes a stock investment fund option that was frozen effective April 1, 2004. In addition, prior to January 1, 2003, Company matching credits under the SDCP were credited to participant accounts in the form of shares of common stock. Participants are no longer allowed to notionally invest in additional shares of common stock under the SDCP.

(4)	Does not include options to purchase an aggregate of 17,188 shares, at a weighted average exercise price of $16.73, granted under a plan assumed in connection with the Company’s acquisition of AmeriPath Group Holdings, Inc. No additional options may be granted under this plan.

(5)	Includes 693,610 RSUs and 1,034,367 performance shares (assumes that performance shares for the performance period ended December 31, 2015 are based on shares actually earned and that performance shares for periods ending subsequent to December 31, 2015 are earned at the maximum rather than the target amount).

(6)	Assumes that performance shares for the performance period ended December 31, 2015 are based on shares actually earned and that performance shares for performance periods ending subsequent to December 31, 2015 are earned at the maximum rather than the target amount.

(7)	Awards of stock options and stock appreciation rights reduce the number of shares available for grant by one share for every share subject to the award. Awards of RSUs and performance shares reduce the number of shares available for grant by 2.65 shares for every one share or unit granted. Thus if future awards under the Employee Long-Term Incentive Plan consisted exclusively of RSUs and performance shares, awards covering a maximum of 5,526,267 shares could be granted.

(8)	After giving effect to shares issued in January 2016 for the December 2015 payroll under the Employee Stock Purchase Plan.

2016 Proxy Statement
46

AUDIT

Proposal No. 3—Ratification of Appointment of Independent Registered Public Accounting Firm

We recommend that stockholders ratify the selection of PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm retained to audit the Company’s consolidated financial statements and internal control over financial reporting for 2016. Although ratification is not required, the Audit and Finance Committee is submitting this proposal to stockholders as a matter of good corporate practice. If the appointment of PwC is not ratified, the Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Committee may select a different independent registered public accounting firm at any time during the year if it determines that a change would be in the best interest of the Company and its stockholders.

The Audit and Finance Committee is directly responsible for the appointment, compensation (including approval of the audit fee), retention and oversight of the independent registered public accounting firm retained to audit the Company’s consolidated financial statements and internal control over financial reporting. In order to assure continuing auditor independence, the Audit and Finance Committee periodically considers whether there should be regular rotation of the independent registered public accounting firm. Further, in conjunction with the mandated rotation of the independent registered public accounting firm’s lead engagement partner, the Audit and Finance Committee and its chair are directly involved in the selection of the lead engagement partner. The Committee has selected PwC as our independent registered public accounting firm for 2016. PwC, or one of its predecessor firms, has served as the Company’s independent registered public accounting firm continuously since 1996.

The Audit and Finance Committee annually reviews the independence and performance of PwC in deciding whether to retain PwC or engage another firm as our independent registered public accounting firm. In the course of these reviews, the Committee considers, among other things:

•	The historical and recent performance of PwC on the Company’s audit, including the results of an extensive internal survey of the service and quality of PwC;

•	The capability and expertise of PwC in handling the breadth and complexity of our operations;

•	External data on audit quality and performance, including recent Public Company Accounting Oversight Board (PCAOB) reports on PwC and its peer firms;

•	The appropriateness of the fees of PwC for audit and other services;

•	The independence of PwC; and

•	The advantages and disadvantages of retaining or replacing PwC as our independent auditor, including the benefits of having a long-tenured auditor and controls and processes that help ensure the independence of PwC.

Retention of PwC
Tenure Benefits

•	Higher audit quality. With nearly 20 years of experience with the Company, including numerous statutory audits in multiple jurisdictions, PwC has gained institutional knowledge of and deep expertise regarding our complex operations and business, accounting policies and practices, and internal control over financial reporting.

•	Efficient fee structure. The aggregate fees of PwC are competitive with peer companies because of its familiarity with our business.

•	No onboarding or educating new auditor. Bringing on a new auditor requires a significant time commitment that could distract from management’s focus on financial reporting, internal controls and other issues.

2016 Proxy Statement
47

Independence Controls

•	Thorough Audit and Finance Committee oversight. The Committee’s oversight includes private meetings with PwC (at least five times per year), a comprehensive annual evaluation by the Committee in determining whether to engage PwC, and a Committee-directed process for selecting the lead engagement partner.

•	Rigorous limits on non-audit services. The Company requires Audit and Finance Committee preapproval of non-audit services and requires that PwC is engaged only when it is best-suited for the job.

•	Strong internal PwC independence process. PwC conducts periodic internal quality reviews of its audit work and rotates the lead engagement partner every five years.

•	Strong regulatory framework. Because it is an independent registered public accounting firm, PwC is subject to PCAOB inspections, “Big 4” peer reviews, and PCAOB and SEC oversight.

Based on this evaluation, the Audit and Finance Committee believes that PwC is independent and that the retention of PwC to serve as the Company’s independent registered public accounting firm for 2016 is in the best interest of the Company and its stockholders. PwC representatives are expected to attend the annual meeting, will have the opportunity to make a statement if they wish and are expected to be available to respond to appropriate stockholder questions.

Pre-Approval of Audit and Permissible Non-Audit Services

The Audit and Finance Committee has established policies and procedures to pre-approve all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. Prior to engagement of the independent registered public accounting firm for the annual audit, management submits to the Committee for approval a schedule of all proposed services expected to be rendered during the year for audit, audit-related, tax and all other services. The Committee pre-approves the services by category, with specific dollar value limits for each category. During the year, if it becomes desirable to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval, such services will be presented to the Committee for approval. The Committee also has delegated to its chair the authority to pre-approve services, subject to certain dollar limitations. Pre-approvals by the Committee chair are communicated to the Committee at its next scheduled meeting.

Fees and Services of PricewaterhouseCoopers LLP

Aggregate fees for professional services rendered for the Company by PwC for the years ended December 31, 2015 and 2014 were:

	2015 ($)	2014 ($)

Audit Fees	3,606,945	3,709,568
Audit Related Fees	—	28,698
Tax Fees	1,096,624	926,928
All Other Fees	3,852	3,852
Total Fees	4,707,421	4,669,046

Audit Fees were for services including professional services rendered for the audits of the Company’s consolidated financial statements; statutory audits and subsidiary audits; issuance of comfort letters related to financing transactions; assistance with review of documents filed with the SEC; and professional services rendered for the audit of the Company’s internal control over financial reporting.

Audit Related Fees were for due diligence related to mergers and acquisitions and assurance services related to employee benefit plans.

Tax Fees were for services related to tax compliance, including preparation of tax returns and claims for refunds. Tax compliance services are primarily for non-U.S. tax matters. Tax Fees also include services related to tax planning and tax advice, including assistance with and representation before U.S. and certain

2016 Proxy Statement
48

non-U.S. tax authorities, of $963,855 and $856,719 in 2015 and 2014, respectively. None of these fees related to tax planning for any of the Company’s directors or executive officers.

All Other Fees were for non-tax related advisory and consulting services, and software licenses related to access to on-line technical accounting and reporting resource materials.

Audit and Finance Committee Report

The primary purposes of the Audit and Finance Committee are: (1) to assist in the Board’s oversight of (a) the quality and integrity of the Company’s financial statements and related disclosures, (b) the independent registered public accounting firm’s qualifications and independence and (c) the performance of the Company’s internal audit function and independent registered public accounting firm; and (2) to provide advice to the Board on financing activities and other financial matters.

Management is responsible for establishing and maintaining adequate internal financial controls, for the Company’s financial statements and for the Company’s public reporting process. Our independent registered public accounting firm, PwC, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on the Company’s internal control over financial reporting.

In the performance of its oversight role, the Committee reviews the Company’s internal financial controls, financial statements and public reporting process, and regularly meets with both management and PwC to discuss these matters. The Committee also regularly meets privately with PwC and internal auditors, both of which have unrestricted access to the Committee, to discuss these matters. In addition, the Committee reviews, acts on and makes recommendations regarding the Company’s financing plans and other significant financial policies and actions.

The Committee reviewed and discussed with management and PwC the audited financial statements for the year ended December 31, 2015 and the evaluation by PwC of the Company’s internal control over financial reporting. The Committee also discussed with PwC the matters required to be discussed by applicable PCAOB standards. In addition, the Committee received from and discussed with PwC the written disclosures and the letter required by PCAOB rules regarding the communication of PwC with the Committee concerning independence, and discussed with PwC that firm’s independence. In addition, the Committee concluded that the provision by PwC of audit and non-audit services to the Company is compatible with PwC’s independence.

Based on these reviews and discussions, the Committee recommended to the Board the inclusion of Quest Diagnostics’ audited financial statements for the fiscal year ended December 31, 2015 in the Company’s Annual Report on Form 10-K.

Audit and Finance Committee

Gary M. Pfeiffer, Chairman
Jenne K. Britell, Ph.D.
Timothy L. Main
Daniel C. Stanzione, Ph.D.
John B. Ziegler

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THIS PROPOSAL UNLESS OTHERWISE INSTRUCTED.

2016 Proxy Statement
49

ADDITIONAL ACTION ITEM

Proposal No. 4—Approval of Amendments to the Employee Stock Purchase Plan

The Compensation Committee, acting pursuant to the authority delegated to it by the Board, has unanimously approved amendments to the ESPP, subject to approval by our stockholders at the annual meeting. The ESPP was initially adopted in 1997 and amendments thereto were most recently approved by our stockholders in 2006. The ESPP allows eligible employees of the Company (or any subsidiary or other entities designated by the Compensation Committee) to purchase shares of the Company’s common stock at a discount of 15% from the then current fair market value through accumulated payroll deductions.

We believe that the ESPP, by encouraging and assisting our employees to acquire shares of our common stock, helps align their interests with the Company’s stockholders and fosters good employee relationships. Combined with the other benefits that we provide to our employees, we believe that the ESPP benefits our stockholders by providing a means to attract, retain and reward the individuals upon whom the long-term financial success of the Company largely depends.

We are asking our stockholders to approve the following amendments to the ESPP:

•	Increase the total number of shares authorized and reserved for issuance under the ESPP by an additional 4,000,000 shares, from 5,000,000 to 9,000,000 shares; and

•	Remove the termination date of the ESPP, which was set to expire following the earlier of the date of the Company’s 2016 Annual Meeting of Stockholders or May 31, 2016. Eliminating the termination date will enable the ESPP to continue for so long as shares remain available for issuance under the ESPP or until such earlier date that the Compensation Committee decides to terminate the ESPP, at its discretion.

If the stockholders fail to approve the foregoing amendments to the ESPP, the amendments will not be given effect, and the ESPP will expire following the date of the Company’s 2016 Annual Meeting of Stockholders.

Increase in Shares Available for the ESPP and Term Extension

We are amending the ESPP to increase the total number of shares authorized and reserved for issuance under the ESPP by an additional 4,000,000 shares, from 5,000,000 to 9,000,000 shares. As of January 31, 2016, there were 939,326 shares remaining available for future issuance under the ESPP.

We are also amending the ESPP to remove the termination date of the ESPP, which was set to expire immediately following the earlier of the date of the Company’s 2016 Annual Meeting of Stockholders or May 31, 2016. The ESPP will now terminate if and when participating employees purchase a number of shares equal to or greater than the number of shares available for purchase under the ESPP or at any earlier time, at the discretion of the Compensation Committee.

Our Compensation Committee believes that the increase in shares available under the ESPP and extension of the ESPP term are in the best interest of our stockholders:

•	Employee equity ownership motivates employees to create stockholder value and aligns their interests with the Company’s stockholders. By encouraging and assisting employees to purchase shares of the Company’s common stock, the ESPP creates an ownership culture that aligns the financial interests of employees with those of stockholders. The increase in the shares available for the ESPP and extension of the ESPP term will enable the Company to continue offering competitive compensation opportunities that foster our ownership culture.

•	No stockholder dilution. All shares that employees acquire under the ESPP are purchased on the open market. The ESPP therefore does not dilute the interests of our other stockholders.

Description of the ESPP

The following summary describes the principal features of the ESPP, as amended. The summary does not purport to be complete and is qualified in its entirety by reference to the terms of the amended ESPP, a copy of which is attached to this proxy statement as Annex B.

2016 Proxy Statement
50

Purpose. The purpose of the ESPP is to provide eligible employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing common stock on favorable terms and paying for their purchases through periodic payroll deductions.

Administration. The Compensation Committee administers the ESPP. The Compensation Committee may delegate its authority, to the extent permitted by applicable law, to any employee or employees it selects. The Compensation Committee may revoke any such delegation at any time.

Eligibility. Any person who is employed by the Company (or by a subsidiary or other entity designated by the Compensation Committee) and is regularly scheduled to work for at least 20 hours per week is eligible to participate in the ESPP. No employee can participate in the Program if the employee would, immediately after participating in the ESPP, own stock of the Company possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of its parent or subsidiary companies. Non-employee directors are not eligible to participate in the ESPP. As of February 1, 2016, approximately 41,000 employees were eligible to participate in the ESPP.

Shares Subject to the ESPP. The shares subject to the ESPP are shares of the Company’s common stock, par value $0.01 per share. After giving effect to the proposed amendments, an aggregate of 9,000,000 shares are reserved for issuance under the ESPP, of which approximately 4,060,674 shares had been delivered under the ESPP as of January 31, 2016. Such shares may be authorized and unissued shares or shares purchased by the Company on the open market; in practice, shares acquired by employees under the ESPP are purchased in the open market. The closing price of a share of the Company’s common stock as of March 17, 2016 was $69.08 per share.

Offering Period. On the last business day of each calendar month or such other date as the Compensation Committee may determine (the “Offering Date”), the Company will make an offering to eligible employees to purchase shares under the ESPP. An “Offering Period” is the period beginning on the day after the Offering Date and continuing through (and including) the next Offering Date.

Participation in the ESPP. An eligible employee may participate in the ESPP by completing the enrollment process specified by the Company, including authorizing payroll deductions from the employee’s eligible compensation (as determined by the Compensation Committee). The payroll deductions may not be less than 1% or greater than 10% of the eligible compensation the employee receives during an Offering Period, provided that employees already participating in the ESPP on June 29, 2015 will not be subject to the minimum deduction requirement of 1% eligible compensation until they change the amount of their payroll deduction. On each Offering Date, the Company will be deemed to make a matching contribution of an additional amount equal to 0.1765 multiplied by the amount of the employee contribution during the Offering Period ending on the Offering Date.

Purchase of Shares. On the Offering Date, each employee participating in the ESPP will be granted an option to purchase as many shares of common stock as may be purchased using the employee’s contribution plus the Company’s matching contribution (together, the “ESPP Credits”) accumulated as of the Offering Date. The employee will be deemed to have exercised the option as of the Offering Date and will acquire the common stock subject to the option. The common stock purchased by the employee will be held by a third party agent in an account established for the employee.

The price for each share will be the per share market price of the Company’s common stock on the Offering Date. The “market price” of shares for this purpose means the closing price of shares of the Company’s common stock on the NYSE on the Offering Date or, if no sales of the Company’s common stock were made on that day, the closing price of such shares on the next preceding day on which sales were made. Taking the Company matching contribution into account, the ESPP enables participating employees to purchase shares of the Company’s common stock at a discount of 15% to the market price.

To the extent an employee does not have sufficient ESPP Credits to purchase at least one whole share on the Offering Date, the employee’s ESPP Credits will be held for the employee’s benefit and applied to purchase shares on the next Offering Date on which the employee has sufficient ESPP Credits to purchase at least one whole share.

Anti-dilution Adjustments. The ESPP authorizes the Compensation Committee to make proportionate adjustments to the number of shares approved for the ESPP and to the number of shares subject to and the exercise price of outstanding options under the ESPP in connection with any stock split, reverse stock split,

2016 Proxy Statement
51

stock dividend, recapitalization, merger, spin-off combination or reclassification of the Company’s common stock, or any similar change affecting the Company’s common stock, as the Compensation Committee determines may be equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, participants. Except for the adjustments described above, no issuance by the Company of shares of stock of any class or securities convertible into shares of stock or any class will affect, and no adjustment will be made by reason of such issuance to, the number or price of shares that are subject to the ESPP.

Amendments. The Compensation Committee may amend or suspend the ESPP in any respect, including retroactively to the extent necessary. However, no such action will be made without stockholder approval if such approval is required under tax or stock exchange rules and regulations. In the event of any such suspension or amendment, the Compensation Committee may apply all payroll deductions pending investment under the ESPP to a successor program or promptly refund the deductions.

Termination. The ESPP and all rights of employees under any offering will terminate on the earlier of the day that participating employees become entitled to purchase a number of shares greater than the number of shares remaining available under the ESPP and at any earlier time, at the discretion of the Compensation Committee.

Plan Benefits

It is not possible to determine the number of shares that will be purchased under the ESPP in the future by any particular individual. The table below shows, as to each of the indicated individuals and groups, the total dollar value of contributions, including Company matching contributions, made, and the total number of shares purchased, by or on behalf of such individuals and groups during the 2015 Offering Periods under the ESPP.

	Employee Stock Purchase Plan
		Number of
Name and Position	Dollar Value($)(1)	Shares(2)

Stephen H. Rusckowski
President and
Chief Executive Officer	127,062	1,800
Mark J. Guinan
Senior Vice President
and Chief Financial Officer	—	—
James E. Davis
Senior Vice President,
Group Executive Regional Businesses	61,085	865
Catherine T. Doherty
Senior Vice President,
Group Executive Clinical Franchises	—	—
Jon R. Cohen
Senior Vice President,
Group Executive Diagnostic Solutions	—	—
Executive Group	254,855	3,610
Non-Executive Director Group	N/A	N/A
Non-Executive Officer Employee Group	25,243,380	358,111

(1)	The amounts in this column represent the total contributions, including Company matching contributions, made by or on behalf of the individuals and groups identified in the table.

(2)	The amounts in this column represent the total number of shares purchased with 2015 contributions, including Company matching contributions, on behalf of the individuals and groups identified in the table.

2016 Proxy Statement
52

Federal Income Tax Consequences

The following discussion is a summary of the material U.S. federal income tax consequences related to participation in the ESPP under U.S. federal income tax laws as currently in effect. It is not intended to provide or supplement tax advice to employees. Employees should consult their own tax advisor to determine the actual federal, state, local and/or foreign tax consequences to them and the effect, if any, of gift, estate and inheritance taxes of participating in the Program in light of their particular circumstances.

The ESPP is not qualified under Internal Revenue Code Section 423(b). An employee will have already recognized taxable income, and the Company generally is entitled to a deduction, for compensation paid to the employee and subsequently used to purchase common stock under the ESPP. Additionally, an employee will recognize taxable income in respect of common stock purchased pursuant to the ESPP with the additional contribution made by the Company. The amount of income the employee recognizes will be equal to the fair market value of the common stock purchased with such additional contribution at the end of the Offering Period. This amount, together with the amount initially deducted by the employee from his or her compensation, will be the employee’s tax basis for the common stock purchased under the ESPP. Depending on how long the employee holds the shares, the employee has long-term or short-term capital gain or loss on a subsequent sale of common stock. The Company generally will be entitled to a deduction with respect to the taxable income recognized by the employee in respect of the additional contribution made by the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THIS PROPOSAL UNLESS OTHERWISE INSTRUCTED.

2016 Proxy Statement
53

FREQUENTLY ASKED QUESTIONS

1. Who can vote at the annual meeting?

Holders of our common stock as of the close of business on the record date will be entitled to vote at the annual meeting and at any adjournment or postponement of the annual meeting. March 21, 2016 is the record date.

2. How many votes can be cast by all stockholders?

On the record date, there were 141,891,177 shares of our common stock outstanding, each of which is entitled to one vote for each matter to be voted on at the annual meeting.

3. How many votes must be present to hold the annual meeting?

We need a majority of the votes that may be cast at the annual meeting, present in person or represented by proxy, to hold the annual meeting. We urge you to submit a proxy even if you plan to attend the annual meeting. That will help us to know as soon as possible that sufficient shares will be present to hold the annual meeting.

4. How do I vote?

If you are a holder of record (that is, you hold your shares in your name with the Company’s transfer agent), you may cause your shares to be voted by submitting your proxy via the Internet, mail or telephone or by attending the annual meeting and voting in person. The directions for telephone and Internet proxy submission are on your proxy card. If you choose to submit your proxy on the Internet, go to www.cesvote.com. If you choose to submit your proxy by mail, simply mark, sign and date your proxy card and return it in the enclosed postage pre-paid envelope. You can also submit your proxy by calling 1-888-693-8683. If you return a signed proxy card without indicating your vote, your shares will be voted according to the Board’s recommendations.

If you hold your shares in street name (that is, through a broker, bank or other holder of record), please follow the voting instructions forwarded to you by your bank, broker or other holder of record. If you want to vote in person at the annual meeting, you must obtain a legal proxy from your broker, bank or other holder of record authorizing you to vote and bring the proxy to the annual meeting.

To reduce our administrative and postage costs, we ask that you submit a proxy through the Internet or by telephone, both of which are available 24 hours a day.

5. How many votes will be required to elect directors?

Each director will be elected by a majority of votes cast with respect to such director. A “majority of votes cast” means that the number of votes cast “for” a director nominee exceeds the number of votes cast “against” that director nominee. Under Delaware law, if the director is not elected at the annual meeting, the director will continue to serve on the Board as a “holdover” director. As required by the Company’s by-laws, each director nominee has submitted an irrevocable letter of resignation as director that becomes effective if he or she is not elected by the stockholders and the Board accepts the resignation. If a director is not elected, the Governance Committee will consider the director’s resignation and recommend to the Board whether to accept or reject the resignation or take other action. The Board will decide whether to accept or reject the resignation or take other action and publicly disclose its decision and, if it rejects the resignation, the rationale behind the decision, within 120 days after the election results are certified.

6. How many votes will be required to adopt the other proposals?

The ratification of the appointment of PwC and the approval of the ESPP amendments require the affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon. The approval of the advisory resolution to approve executive compensation requires the affirmative vote of a majority of votes cast with respect to such proposal. A “majority of votes cast” means that the number of votes cast “for” a proposal exceeds the number of votes cast “against” that proposal.

2016 Proxy Statement
54

7. Can I change or revoke my proxy?

Yes. You may revoke your proxy before your shares are voted by:

•	submitting a later dated proxy, including by telephone or the Internet, that is received no later than the conclusion of voting at the annual meeting;

•	delivering a written revocation notice to William J. O’Shaughnessy, Jr., Corporate Secretary, Quest Diagnostics Incorporated, Three Giralda Farms, Madison, New Jersey 07940 that is received no later than the conclusion of voting at the annual meeting; or

•	voting in person at the annual meeting.

8. What if I vote to abstain?

Shares voting “abstain” on the ratification of the appointment of PwC and approval of the ESPP amendments will be counted as present for purposes of that proposal and will have the effect of a vote against the proposal. Shares voting “abstain” for any nominee for director and the advisory vote to approve executive compensation will be excluded entirely from the vote and will have no effect on the election of that nominee or matter, as the case may be.

9. What happens if I do not vote?

If you are a record holder and do not vote your shares or submit a proxy with respect to your shares, your shares will not be voted.

If you hold your shares in street name (including in the ESPP), you must instruct the record owner how to cast your vote if you want your shares to count for the election of directors, the advisory resolution to approve executive compensation or the approval of the ESPP amendments. If you do not provide instructions regarding how to vote on these matters, no vote will be cast on your behalf. Brokers continue, however, to have discretion to vote uninstructed shares on the ratification of the appointment of our independent registered public accounting firm.

If you are a participant in the Quest Diagnostics Profit Sharing Plan and you do not submit voting instructions in respect of shares held on your behalf in such plan, then, except as otherwise required by law, the plan trustee will vote your shares in the same proportion as the voting instructions that it receives from other participants.

10. What if there is voting on other matters?

We do not know of any other matters that may be presented for action at the meeting other than those described in this proxy statement. If any matter not described in the proxy statement properly is brought before the meeting, the proxy holders will have the discretion how to vote your shares.

11. How can I attend the annual meeting?

Only stockholders as of the record date (or their proxy holders) may attend the annual meeting. All stockholders seeking admission to the meeting must present photo identification. If you hold your shares in street name (including in the ESPP), to gain admission to the meeting you also must provide proof of ownership of your shares as of the record date. Proof of ownership may be a letter or account statement from your broker, bank or other holder of record. If you need directions to the annual meeting, please call Investor Relations at 973-520-2900.

12. What happens if the annual meeting is postponed or adjourned?

Your proxy will still be valid and may be voted at the postponed or adjourned annual meeting. You will still be able to change or revoke your proxy until it is voted.

13. Who is soliciting my vote and will pay the expenses incurred in connection with the solicitation?

The Board is soliciting your vote. The Company pays the cost of preparing proxy materials and soliciting your vote. Our directors, officers and employees, who will receive no additional compensation for soliciting, may solicit proxies on our behalf by telephone, mail, electronic or facsimile transmission, in person or by other means of communication. We also have hired D. F. King & Co., Inc. to solicit proxies and for these services we will pay an estimated fee of $13,000, plus expenses.

2016 Proxy Statement
55

14. Can I receive annual meeting material via electronic delivery?

We are furnishing this proxy statement and form of proxy and voting instructions in connection with our solicitation of proxies on behalf of the Board for the annual meeting. This proxy statement and the Annual Report are available on our Investor Relations website at www.QuestDiagnostics.com. You can save the Company postage and printing expense by consenting to access these documents over the Internet. If you consent, you will receive notice next year when these documents are available with instructions on how to view them and submit voting instructions. Your consent to electronic delivery of materials will remain in effect until you revoke it. If you choose electronic delivery, you may incur costs, such as cable, telephone and Internet access charges, for which you will be responsible.

15. Whom should I call with other questions or to obtain a paper copy of this document or the Annual Report on Form 10-K?

If you have additional questions about this proxy statement or the annual meeting or would like additional copies of this document or our 2015 Annual Report on Form 10-K at no charge, please contact Investor Relations, Quest Diagnostics Incorporated, 3 Giralda Farms, Madison, N.J. 07940; email address: Investor@QuestDiagnostics.com; telephone 973-520-2900. The Company’s main telephone number is 973-520-2700. We will promptly deliver to you the documents that you request.

16. How do I submit a proposal for the 2017 Annual Meeting of Stockholders?

Stockholders intending to present a proposal at the 2017 annual meeting and have it included in the Company’s proxy statement for that meeting must submit the proposal in writing to William J. O’Shaughnessy, Jr., Corporate Secretary, Three Giralda Farms, Madison, New Jersey 07940. We must receive your proposal by the close of business on December 9, 2016.

Stockholders intending to present a proposal at the 2017 annual meeting, but not to include the proposal in the Company’s proxy statement, or to nominate a person for director (other than proxy access nominations, which are discussed below), must comply with the requirements set forth in our by-laws. The by-laws require, among other things, that our Corporate Secretary receive written notice from the record stockholder of intent to present such proposal or nomination no more than 120 days and no less than 90 days prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of such a proposal or nomination for the 2017 annual meeting no earlier than January 18, 2017 and no later than February 17, 2017. The notice must contain the information required by the by-laws, a copy of which is available on our corporate governance website at www.QuestDiagnostics.com or upon request from our Corporate Secretary.

Our Bylaws provide a proxy access right to permit a stockholder, or a group of up to 20 stockholders, owning at least 3% of our outstanding common stock continuously for at least three years, to nominate and include in our proxy materials director nominees constituting up to 20% of the Board of Directors or two directors, whichever is greater, provided that the stockholder(s) and the nominee(s) satisfy the requirements in our Bylaws. Under our Bylaws, compliant notice of proxy access director nominations for the 2017 annual meeting must be submitted to the Corporate Secretary no earlier than November 9, 2016 and no later than December 9, 2016. The notice must contain the information required by the by-laws, a copy of which is available on our corporate governance website at www.QuestDiagnostics.com or upon request from our Corporate Secretary.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on May 18, 2016: Our proxy statement and Annual Report on Form 10-K for the year ended December 31, 2015 are available on our Investor Relations website at www.QuestDiagnostics.com.

2016 Proxy Statement
56

Annex A

Reconciliation of Non-GAAP and GAAP Information

The adjusted measures included in Compensation Discussion and Analysis beginning on page 18 are presented because management believes those measures are useful adjuncts to reported results under accounting principles generally accepted in the United States when comparing results of operations from period to period. Adjusted measures should not be considered as an alternative to the corresponding measures determined under accounting principles generally accepted in the United States. The tables below reconcile adjusted results to reported results under accounting principles generally accepted in the United States.

	Twelve Months Ended
	December 31,
	2015	2014
Revenue on an equivalent basis:
Net revenues, as reported	$7,493MM	$7,435MM
Clinical trials revenue(a)	—	$(87)MM
Revenue on an equivalent basis	$7,493MM	$7,348MM

Adjusted operating income:
Operating income, as reported	$1,399MM	$983MM
Gain on contribution of business to clinical trials joint venture	$(334)MM	—
Restructuring and integration charges	$105MM	$121MM
Other	$33MM	$15MM
Adjusted operating income	$1,203MM	$1,119MM

Adjusted operating income as a percentage of net revenues:
Operating income as a percentage of net revenues	18.7%	13.2%
Gain on contribution of business to clinical trials joint venture	(4.4)%	—
Restructuring and integration charges	1.4%	1.6%
Other	0.4%	0.2%
Adjusted operating income as a percentage of net revenues	16.1%	15.0%

Adjusted cash provided by operations:
Cash provided by operations, as reported	$810MM
Cash charges on retirement of debt, net of the cash tax benefit realized	$89MM
Adjusted cash provided by operations	$899MM

(a)	Effective July 1, 2015, the company’s clinical trials testing business was contributed to the clinical trials joint venture, Q2 Solutions. Clinical trials revenue reported in the third and fourth quarters of 2014 is excluded to provide 2014 revenue on an equivalent basis.

2016 Proxy Statement
A-1

Annex B

Amended and Restated Employee Stock Purchase Plan

(As approved by the stockholders on May 4, 2006 and as amended effective as of May 18, 2016)

The purpose of the Employee Stock Purchase Plan (the “Program”) of Quest Diagnostics Incorporated (the “Corporation”) is to provide to employees an ongoing opportunity to purchase shares of Common Stock of the Corporation, par value $0.01 per share (“Common Stock”). The Program became effective upon its approval by the holders of stock entitled to vote at the Corporation’s May 4, 2006 Annual Meeting of Stockholders and has subsequently been amended.

1.   Administration. The Program will be administered by the Compensation Committee of the Board of Directors (the “Committee”). The Committee will have authority to (a) exercise all of the powers granted to it under the Program, (b) construe, interpret and implement the Program, (c) to prescribe, amend and rescind rules and regulations relating to the Program, including rules governing its own operations, (d) to make all determinations necessary or advisable in administering the Program and (e) to correct any defect, supply any omission and reconcile any inconsistency in the Program. The determination of the Committee on any matters relating to the Program shall be final, binding and conclusive. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Program. To the extent permitted by applicable law, the Committee may delegate such responsibilities and powers as it specifies to any employee or employees selected by it. Any action undertaken by an administrator in accordance with the Committee’s delegation of authority shall have the same force and effect as if undertaken directly by the Committee. Any such delegation may be revoked by the Committee at any time.

2.   Eligibility. Such groups of employees of the Corporation or any subsidiary or other entity as may from time to time be designated by the Committee (“Participating Entity”) will be eligible to participate in the Program, in accordance with such rules as may be prescribed from time to time by the Committee. No employee can participate in the Program if such employee would, immediately after participating in the Program, own stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Corporation or of its parent or subsidiary corporations. A person may not participate in the Program unless such person is an “employee” as defined in the instructions to the Form S-8 registration statement under the Securities Act of 1933, as amended (or any successor form) as in effect from time to time.

3.   Shares Subject to the Program. The total number of shares of Common Stock which may be delivered pursuant to the Program will be nine million (9,000,000) shares of Common Stock in the aggregate. In the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization, merger, demerger, consolidation, split-up, spin-off, combination or exchange of shares, or any similar change affecting the Common Stock, or in the event the Company pays an extraordinary cash dividend: (i) the number and kind of shares which may be delivered under the Program; (ii) the number and kind of shares subject to outstanding Options (as hereinafter defined); and (iii) the exercise price of outstanding Options shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the right granted to, or available for, participants. Except as expressly provided herein, no issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option. The Shares delivered under the Plan may be authorized and unissued shares or shares held in the treasury of the Corporation, including shares purchased by the Corporation (at such time or times and in such manner as it may determine).

4.   Participation; Payroll Deductions.

(a)   An eligible employee may participate in the Program by completing the enrollment process specified by the Corporation, including authorizing payroll deductions from the employee’s eligible compensation (as determined from time to time by the Committee). Payroll deductions authorized by a

2016 Proxy Statement
B-1

participating employee will be given effect as soon as practicable after completion of the enrollment process, but may not be retroactive.

(b)   Unless otherwise determined by the Committee, an employee may authorize a payroll deduction at a rate, in whole percentages, of (X) not less than one percent (1%) of the eligible compensation that the employee receives during each payroll period and (Y) not greater than ten percent (10%) of the eligible compensation that the employee receives during each payroll period; provided, however, that employees participating in the Program on June 29, 2015 shall not be subject to the limitation set forth in clause (X) until such time, if any, as they change the amount of their payroll deduction.

(c)   Payroll deductions authorized under the Program shall be held by the Corporation as part of its general funds. All funds held by the Corporation under the Program may be used for any corporate purpose. Records will be maintained of the payroll deductions of each participating employee. Participating employees shall not be credited with, or entitled to receive, interest in respect of payroll deductions.

(d)   A participating employee may at any time request to stop, increase or decrease his or her payroll deductions by completing a Corporation-specified process. These requests shall become effective as soon as practicable after completion of the process. A participating employee shall have no right to withdraw payroll deductions.

(e)   If a participating employee ceases to participate in the Program for any reason (including, without limitation, Program ineligibility or termination of employment), then that participating employee’s uninvested payroll deductions shall be refunded as soon as practicable.

5.   Offerings.

(a)   Certain Definitions; Offering; Corporate Contribution

(1)   The Corporation shall make on the last business day of each calendar month, or on such other date or dates as the Committee may determine, an offer to participating employees to purchase shares of Common Stock under the Program. Each date on which an offer is made is referred to as an “Offer Date.”

(2)   The period beginning on the day following an Offer Date and continuing through (and including) the next Offer Date shall be an “Offer Period.”

(3)   The payroll deductions for a participating employee made under the Program during an Offer Period shall be the “Employee Contribution” for that Offer Period.

(4)   On each Offer Date, for each employee for which there is an Employee Contribution for the Offer Period ending on that Offer Date, the Corporation shall make a “Corporate Contribution” equal to 0.1765 multiplied by the Employee Contribution.

(5)   For each participating employee as of any date, the sum of all Employee Contributions plus all Corporate Contributions that have not yet been invested in shares of Common Stock purchased under the Program shall be the participating employee’s “Program Credits” as of that date.

(6)   “Market Price” means, unless the Committee determines otherwise, the closing price of a share of Common Stock on the New York Stock Exchange Composite list (or such other stock exchange as shall be the principal public trading market for the Common Stock) on the relevant date of determination or, if the Common Stock is not traded on such date, the closing price on the New York Stock Exchange Composite list (or such other stock exchange as shall be the principal public trading market for the Common Stock) on the next preceding day on which the Common Stock was traded.

(b)   On any Offer Date, if a participating employee’s Program Credits are sufficient to purchase at least one whole share of Common Stock (based on the Market Price on the Offer Date), then that participating employee will be entitled to purchase Common Stock under the Program on that Offer Date and will be granted an option (an “Option”) to purchase as many shares of Common Stock as may be purchased with the participating employee’s Program Credits. The exercise price for each Option will be the Market Price on the Offer Date. The participating employee shall be deemed to have exercised the Option as of the Offer Date and shall acquire the Common Stock subject to the Option.

2016 Proxy Statement
B-2

(c)   If on an Offer Date a participating employee’s Program Credits are not sufficient to purchase at least one whole share of Common Stock (based on the Market Price on the Offer Date), then that participating employee will not be entitled to purchase Common Stock under the Program on that Offer Date, and the participating employee’s Program Credits will be applied to the purchase of Common Stock in accordance with Section 5(b) on the next Offer Date.

6.   Common Stock Acquired Under Program. Common Stock purchased by a participating employee under the Program shall be held by a third party agent in an account established for the participating employee.

7.   Certain Rights.

(a)   A participating employee shall not have any of the rights or privileges of a stockholder of the Corporation with respect to shares purchased under the Program unless and until ownership of such shares shall have been appropriately evidenced on the Corporation’s books.

(b)   Rights under the Program are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the participating employee’s lifetime only by the participating employee.

(c)   Nothing in the Program shall confer upon any employee the right to continue in the employ of the Corporation or any Participating Entity or affect any right which the Corporation or any Participating Entity may have to terminate such employment.

8.   Amendment; Termination.

(a)   The Committee may at any time, or from time to time, amend or suspend the Program in any respect, including retroactively to the extent necessary; provided, however that no such action shall be made without shareholder approval if such approval is required under tax or stock exchange rules and regulations. Upon any such suspension or amendment of the Program, the Committee may in its discretion determine that all payroll deductions pending investment under the Program will be applied under a successor program, if any, or promptly refunded.

(b)   The Program and all rights of employees under any offering hereunder shall terminate at the discretion of the Committee or on the day that participating employees become entitled to purchase a number of shares of Common Stock greater than the number of shares of Common Stock remaining available for purposes of the Program; provided, however, if the number of shares of Common Stock so purchasable is greater than the shares of Common Stock remaining available, the available shares of Common Stock shall be allocated by the Committee among such participating employees in such manner as it deems fair.

(c)   Upon termination of the Program all payroll deductions pending investment under the Program shall be applied under a successor program, if any, or promptly refunded.

9.   Governmental Regulations. The Corporation’s obligation to sell and deliver shares of Common Stock under the Program is subject to the approval of any governmental authority required for the authorization, issuance, or sale of such stock.

10.   Expenses. The Committee shall determine in its discretion the extent to which costs of administering and carrying out the Program, including the cost of maintaining participant accounts and costs (including brokerage fees) incurred in connection with transfers or sales of shares under the Program, will be borne by participating employees (including those whose employment has terminated).

11.  Miscellaneous.

(a)   As a condition to participation by an employee in the Program, the Corporation may withhold from any compensation to which the participating employee may be entitled all amounts necessary to satisfy all federal, state, city or other taxes required to be withheld in connection with the individual’s participation in the Program pursuant to any law or governmental regulation or ruling.

(b)   The Program is not intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code, but is intended to meet the coverage and participation requirements of Sections 423(b)(3) and 423(b)(5) of the Internal Revenue Code and therefore

2016 Proxy Statement
B-3

to qualify as a “Stock Purchase Plan” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934.

12.  Governing Law. The Program shall be interpreted, construed and administered in accordance with the laws of the State of New Jersey, without giving effect to principles of conflict of laws.

Annex I: Certain Supplemental Provisions

This Annex I to the Quest Diagnostics Incorporated Amended and Restated Employee Stock Purchase Plan sets forth supplemental terms and conditions applicable to (i) employees whose employment with the Corporation or another Participating Entity terminated (for any reason) on or prior to May 25, 2015 and (ii) employees and former employees whose accounts under the Program held securities of entities other than the Corporation.

1.   Rights on Retirement, Death, or Termination of Employment.

Following retirement or other termination of employment, a participant (or if the participant has died, the representative of the participant’s estate) may elect to have the shares of Common Stock held in the participant’s account under the Program: (i) transferred to a brokerage account designated by the participant; or (ii) sold and the proceeds remitted to the participant. If the Corporation does not receive a written election relating to the shares in a participant’s account from the participant within 60 days following the date the Corporation notifies the participant of the opportunity to make such election, the participant shall be deemed to have made the election provided for in clause (ii) of the preceding sentence; provided, however, that the Committee may in its discretion establish a different default procedure for participants who fail to make a timely election. This Part 1 of Annex 1 became effective as of May 25, 2015, including with respect to participants who have retired or whose employment has otherwise terminated prior to such date.

2.   Common Stock of Entities Other than the Corporation.

With respect to the shares of common stock or other securities of entities other than the Corporation held in accounts under the Program, a participant may elect to have the shares or other securities in the account: (i) delivered to the transfer agent for the issuer of such shares or other securities for the participant’s benefit; (ii) transferred to a brokerage account designated by the participant; or (iii) sold and the proceeds remitted to the participant. If the Corporation does not receive a written election relating to such shares or other securities in a participant’s account from the participant within 60 days following the date the Corporation notifies the participant of the opportunity to make such election, the participant shall be deemed to have made the election provided for in clause (iii) of the preceding sentence; provided, however, that the Committee may in its discretion establish a different default procedure for participants who fail to make a timely election. This Part 2 of Annex I became effective as of May 25, 2015.

2016 Proxy Statement
B-4

MI5338

Corporate Election Services P. O. Box 1150 Pittsburgh, PA 15230

PLEASE SUBMIT YOUR PROXY BY PHONE OR BY INTERNET, OR RETURN THIS CARD AFTER SIGNING AND DATING IT.

Submit your proxy by Telephone	Submit your proxy by Internet	Submit your proxy by Mail
Toll-free via touch-tone phone:	Go to	Return your proxy
1-888-693-8683	www.cesvote.com	in the postage-paid
Have your proxy card and follow	Have your proxy card and follow	envelope provided.
instructions.	instructions.

IMPORTANT

Your vote must be received by 11:59 p.m. EDT on May 17, 2016, to be counted in the final tabulation except for participants in the Quest Diagnostics employee benefit plan. If you are a participant in the Quest Diagnostics employee benefit plan, your vote must be received by 6:00 a.m., EDT, on Monday, May 16, 2016, to be counted in the final tabulation.

ê  If submitting a proxy by mail, please sign and date the card below and fold and detach card at perforation before mailing.  ê

The Quest Diagnostics Board of Directors recommends a vote FOR the nominees listed below.

1.	Election of Directors		FOR	AGAINST	ABSTAIN
	(1)	Jenne K. Britell, Ph.D.	☐	☐	☐
	(2)	Vicky B. Gregg	☐	☐	☐
	(3)	Jeffrey M. Leiden, M.D., Ph.D.	☐	☐	☐
	(4)	Timothy L. Main	☐	☐	☐
	(5)	Gary M. Pfeiffer	☐	☐	☐
	(6)	Timothy M. Ring	☐	☐	☐
	(7)	Stephen H. Rusckowski	☐	☐	☐
	(8)	Daniel C. Stanzione, Ph.D.	☐	☐	☐
	(9)	Gail R. Wilensky, Ph.D.	☐	☐	☐
	(10)	John B. Ziegler	☐	☐	☐

The Quest Diagnostics Board of Directors recommends a vote FOR Proposals 2, 3 and 4.

2.	An advisory resolution to approve the executive officer compensation disclosed in the Company’s 2016 proxy statement

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Ratification of the appointment of our independent registered public accounting firm for 2016

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	Approval of amendments to the Amended and Restated Employee Stock Purchase Plan

☐ FOR	☐ AGAINST	☐ ABSTAIN

Signature

Signature (if held jointly)

Date:	, 2016
IMPORTANT – Please sign exactly as imprinted (do not print). When signing on behalf of a corporation, partnership, estate or trust, indicate title or capacity of person signing. If shares are held jointly, each holder must sign

Notice of 2016 Annual Meeting of Stockholders
QUEST DIAGNOSTICS INCORPORATED

Three Giralda Farms
Madison, New Jersey

May 18, 2016, 10:30 a.m. local time

At the meeting we will act on the following proposals:

•	the election of ten directors;

•	an advisory resolution to approve the executive officer compensation disclosed in the Company’s 2016 proxy statement;

•	ratification of the appointment of our independent registered public accounting firm for 2016;

•	approval of amendments to the Amended and Restated Employee Stock Purchase Plan; and

•	such other business as may properly come before the meeting or any adjournment or postponement thereof.

ELECTRONIC ACCESS TO FUTURE DOCUMENTS NOW AVAILABLE

If you are a record holder of shares, you have the option to access future stockholder communications (e.g., annual reports, proxy statements and related proxy materials) over the Internet instead of receiving those documents in print. There is no cost to you for this service other than any charges you may incur from your Internet provider, telephone or cable company. Once you give your consent, it will remain in effect until you inform us otherwise. To give your consent to access materials electronically, follow the prompts when you submit your proxy by telephone or over the Internet, or contact Computershare, our transfer agent and registrar, using the contact details below.

STOCKHOLDER INFORMATION

If you are a stockholder of record and have questions regarding your Quest Diagnostics Incorporated stock, you may contact our transfer agent and registrar as follows:

Computershare
P. O. Box 30170
College Station, TX 77845
Toll free telephone 800-622-6757
Email address: web.queries@computershare.com

ê  If submitting a proxy by mail, please sign and date the card below and fold and detach card at perforation before mailing.  ê

QUEST DIAGNOSTICS INCORPORATED

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael E. Prevoznik and William J. O’Shaughnessy, Jr., and each of them, proxies with full power of substitution, to represent and to vote on behalf of the undersigned all the shares of common stock of Quest Diagnostics Incorporated that the undersigned is entitled in any capacity to vote if personally present at the 2016 Annual Meeting of Stockholders to be held on Wednesday, May 18, 2016, and at any adjournments or postponements thereof, in accordance with the instructions set forth on the reverse side of this proxy card and with the same effect as though the undersigned were present in person and voting such shares. Each of the proxies is authorized in his discretion to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the meeting, and upon such other business as may come before the meeting or any adjournment or postponement thereof.

THIS PROXY WILL BE VOTED AS DIRECTED. IF THIS PROXY IS SIGNED, BUT NO DIRECTION IS MADE, IT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OF QUEST DIAGNOSTICS INCORPORATED WITH RESPECT TO EACH PROPOSAL.